                                                                   EXHIBIT 10.39


                               PURCHASE AGREEMENT


                     Dated as of July 31, 1998, by and among


                             Waste Connections, Inc.
                       Waste Connections of Nebraska, Inc.
                   J & J Sanitation Inc. Big Red Roll Off Inc.
                                Garry L. Jeffords
                                Darin R. Mueller
                               Leslie J. Jeffords
                               Leland J. Jeffords
                                  Bradley Rowan
                                Roma L. Jeffords
                               Kristie K. Mueller
                                Sheri L. Jeffords
                                 Betty L. Hargis
                          Great Plains Recycling, Inc.

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
1.     PURCHASE OF CORPORATIONS' STOCK AND SOUTH DAKOTA
       BUSINESS' ASSETS....................................................................  1
       1.1     Shares to be Purchased......................................................  1
       1.2     Sale and Transfer of Assets.................................................  2
       1.3     Assumption by Buyer of Certain Contracts....................................  3
       1.4     Excluded Liabilities........................................................  3
       1.5     Purchase Price..............................................................  3
       1.6     Additional Contingent Purchase Price........................................  4
       1.7     Hold Back...................................................................  5
       1.8     Allocation of the Purchase Price............................................  7

2.     CLOSING TIME AND PLACE..............................................................  8

3.     REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE
       SHAREHOLDERS........................................................................  8
       3.1     Organization, Standing and Qualification....................................  8
       3.2     Capitalization..............................................................  8
       3.3     All Stock and Assets Being Acquired.........................................  9
       3.4     Authority for Agreement.....................................................  9
       3.5     No Breach or Default........................................................  9
       3.6     Subsidiaries................................................................  9
       3.7     Financial Statements........................................................  9
       3.8     Liabilities................................................................. 10
       3.9     Conduct of Business......................................................... 11
       3.10    Permits and Licenses........................................................ 11
       3.11    Certain Receivables......................................................... 13
       3.12    Fixed Assets and Real Property.............................................. 13
       3.13    Acquisition/Disposal of Assets.............................................. 14
       3.14    Contracts and Agreements; Adverse Restrictions.............................. 14
       3.15    Insurance................................................................... 15
       3.16    Personnel................................................................... 15
       3.17    Benefit Plans and Union Contracts........................................... 15
       3.18    Taxes....................................................................... 16
       3.19    Copies Complete; Required Consents.......................................... 17
       3.20    Customers, Billings, Current Receipts and Receivables....................... 17
       3.21    No Change With Respect to any Seller and Business........................... 18
       3.22    Closing Date Debt; Closing Date Current Assets and Closing Date
               Current Liabilities......................................................... 19
       3.23    Bank Accounts............................................................... 20
       3.24    Compliance With Laws........................................................ 20
       3.25    Powers of Attorney.......................................................... 21

                                                                                          Page
                                                                                          ----
       3.26    Underground Storage Tanks................................................... 21
       3.27    Patents, Trademarks, Trade Names, etc....................................... 22
       3.28    Assets, etc., Necessary to Business......................................... 22
       3.29    Condemnation................................................................ 23
       3.30    Suppliers and Customers..................................................... 23
       3.31    Absence of Certain Business Practices....................................... 23
       3.32    Related Party Transactions.................................................. 23
       3.33    Disclosure Schedules........................................................ 23
       3.34    No Misleading Statements.................................................... 24
       3.35    Accurate and Complete Records............................................... 24
       3.36    Knowledge................................................................... 24
       3.37    Brokers; Finders............................................................ 24
       3.38    Investment Representations.................................................. 24
       3.39    S Corporation............................................................... 26

4.     REPRESENTATIONS AND WARRANTIES OF WCI AND BUYER..................................... 26
       4.1     Existence and Good Standing................................................. 26
       4.2     No Contractual Restrictions................................................. 26
       4.3     Authorization of Agreement.................................................. 26
       4.4     Status of Shares............................................................ 27
       4.5     No Misleading Statements.................................................... 27
       4.6     Brokers; Finders............................................................ 27
       4.7     Disclosure Schedules........................................................ 27

5.     COVENANTS FROM SIGNING TO CLOSING DATE.............................................. 27
       5.1     Operations.................................................................. 27
       5.2     No Change................................................................... 28
       5.3     Obtain Consents............................................................. 29
       5.4     Access; Confidential Information............................................ 29
       5.5     Notice of Material Adverse Change........................................... 30

6.     CONDITIONS PRECEDENT TO OBLIGATION OF BUYER TO CLOSE................................ 30
       6.1     Representations and Warranties.............................................. 30
       6.2     Conditions.................................................................. 30
       6.3     No Material Adverse Change.................................................. 30
       6.4     Certificates................................................................ 30
       6.5     No Litigation............................................................... 30
       6.6     Other Deliveries............................................................ 30
       6.7     Governmental Approvals; Consents to Transfer................................ 30
       6.8     Release of Security Interests............................................... 31

7.     CONDITIONS PRECEDENT TO OBLIGATION OF THE SHAREHOLDERS
       TO CLOSE............................................................................ 31
       7.1     Representations and Warranties.............................................. 31
       7.2     Conditions.................................................................. 31

                                                                                          Page
                                                                                          ----
       7.3     Certificate................................................................. 31
       7.4     No Litigation............................................................... 31
       7.5     Other Deliveries............................................................ 31

8.     CLOSING DELIVERIES.................................................................. 31
       8.1     WCI and Buyer Deliveries.................................................... 32
       8.2     Shareholders' Deliveries.................................................... 32

9.     ADDITIONAL COVENANTS OF WCI, BUYER, THE SELLERS AND THE
       SHAREHOLDERS........................................................................ 33
       9.1     No Delay.................................................................... 33
       9.2     Release of Guaranties....................................................... 34
       9.3     Release of Security Interests............................................... 34
       9.4     Confidentiality............................................................. 34
       9.5     Brokers and Finders Fees.................................................... 34
       9.6     Taxes....................................................................... 34
       9.7     Short Year Tax Returns...................................................... 34
       9.8     Certain Tax Matters......................................................... 35
       9.9     Shareholders' Representative................................................ 35
       9.10    General Release by Shareholders............................................. 36

10.    INDEMNIFICATION..................................................................... 37
       10.1    Indemnity by the Shareholders............................................... 37
       10.2    Limitations on Shareholders' Indemnities.................................... 39
       10.3    Notice of Indemnity Claim................................................... 39
       10.4    Survival of Representations, Warranties and Agreements...................... 40
       10.5    No Exhaustion of Remedies or Subrogation; Right of Set Off.................. 41

11.    OTHER POST-CLOSING COVENANTS OF THE SHAREHOLDERS, WCI
       AND BUYER........................................................................... 41
       11.1    Restrictive Covenants....................................................... 41
       11.2    Rights and Remedies Upon Breach............................................. 43

12.    TERMINATION OF AGREEMENT............................................................ 44
       12.1    Termination Date............................................................ 44
       12.2    Notice and Effect of Termination............................................ 44
       12.3    Exclusive Negotiations...................................................... 44

13.    GENERAL............................................................................. 44
       13.1    Additional Conveyances...................................................... 44
       13.2    Assignment.................................................................. 45
       13.3    Public Announcements........................................................ 45
       13.4    Counterparts................................................................ 45
       13.5    Notices..................................................................... 45
       13.6    Attorneys' Fees............................................................. 46

                                                                                          Page
                                                                                          ----
       13.7    Applicable Law.............................................................. 46
       13.8    Payment of Fees and Expenses................................................ 46
       13.9    Incorporation by Reference.................................................. 46
       13.10   Captions.................................................................... 46
       13.11   Number and Gender of Words; Sellers......................................... 46
       13.12   Entire Agreement............................................................ 46
       13.13   Waiver...................................................................... 46
       13.14   Construction................................................................ 46

14.    ARBITRATION AND DISPUTE RESOLUTION.................................................. 47

15.    GLOSSARY............................................................................ 47

                               PURCHASE AGREEMENT


     PURCHASE AGREEMENT, dated as of July 31, 1998, is entered into by and among Waste Connections, Inc., a Delaware corporation ("WCI"), Waste Connections of Nebraska, Inc., a Delaware corporation ("BUYER"), J & J Sanitation Inc., a Nebraska corporation and Big Red Roll Off Inc., a Nebraska corporation (collectively, the "CORPORATIONS"), Garry L. Jeffords ("GARRY"), Darin R. Mueller ("DARIN"), Leslie J. Jeffords ("LES"), Leland J. Jeffords ("LEE") (Garry, Darin, Les and Lee are sometimes referred to collectively as the "OWNER" and collectively, with the Corporations, the "SELLERS"), Bradley Rowan ("BRAD") (Garry, Darin, Les, Lee and Brad are sometimes referred to collectively as the "SHAREHOLDERS"), Great Plains Recycling, Inc., a Nebraska corporation ("GREAT PLAINS"), and Roma L. Jeffords ("ROMA"), Kristie K. Mueller ("KRISTIE"), Sheri
L. Jeffords ("SHERI") and Betty L. Hargis ("BETTY") (Garry, Darin, Les, Lee, Roma, Kristie, Sheri and Betty are sometimes referred to collectively as the "GREAT PLAINS SHAREHOLDERS").

     WHEREAS, the Corporations are engaged in the collection and transport of solid waste in those cities, towns and political subdivisions in Nebraska as identified on Exhibit A attached hereto and by this reference incorporated herein, and other related activities;

     WHEREAS, the Owner is engaged in the collection and transport of solid waste and recyclables in those cities, towns and political subdivisions in South Dakota as identified on Exhibit A, and other related activities (the "SOUTH DAKOTA BUSINESS");

     WHEREAS, the Shareholders own all of the issued and outstanding capital stock of the Corporations (the "CORPORATIONS' STOCK");

     WHEREAS, the Owner is the sole owner of the South Dakota Business,

     WHEREAS, Buyer wishes to acquire from the Shareholders all of the Corporations' Stock;

     WHEREAS, Buyer wishes to acquire from the Owner substantially all of the assets, properties, rights, privileges and interests owned leased, held or used by the Owner in connection with the operation of the South Dakota Business except certain nonbusiness related assets;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto, each intending to be bound hereby, agree as follows:

1.   PURCHASE OF CORPORATIONS' STOCK AND SOUTH DAKOTA BUSINESS' ASSETS

     1.1 Shares to be Purchased. At the Closing (as defined in Section 2), the Shareholders shall sell and deliver to Buyer all of the issued and outstanding shares of the

Corporations' Stock, being the number of shares of the Corporations set forth on
Schedule 3.2 opposite each Shareholder's name. At the Closing, Buyer shall purchase the Corporations' Stock and in exchange therefor shall deliver to the Shareholders at the Closing or thereafter as provided by this Agreement a portion of the purchase price described in Section 1.5 (the "PURCHASE PRICE"), plus any and all additions to the Purchase Price payable pursuant to Section 1.6 (the "CONTINGENT PURCHASE PRICE").

     1.2 Sale and Transfer of Assets. At the Closing, the Owner shall convey, transfer, deliver and assign to Buyer or its designee, and in exchange therefor, Buyer shall deliver to the Owner at the Closing or thereafter as provided by this Agreement a portion of the Purchase Price, plus any and all additions to the Purchase Price payable pursuant to Section 1.6 and accept from the Owner all of the assets, rights, privileges and interests, tangible, intangible, real, personal or mixed, and wherever located, now or hereafter owned, leased, held or used primarily in connection with the ownership, operation and management of the South Dakota Business, including without limitation (collectively, the "ASSETS"):

          (a) the trucks, containers, operating machinery and equipment, processing equipment, shop tools, parts, supplies, accessories, inventory, physical assets and other tangible personal property used primarily in connection with the ownership, operation and management of the South Dakota Business (the "PURCHASED TRUCKS");

          (b) all contracts, leases, agreements, customer accounts, commitments and arrangements specifically identified in Schedule 3.14(a) as contracts contemplated to be assumed by Buyer pursuant to this Agreement (the "ASSUMED CONTRACTS");

          (c) all permits, licenses, titles (including motor vehicle titles and current registrations), fuel permits, zoning and land use approvals and authorizations, including, without limitation, any conditional or special use approvals or zoning variances, occupancy permits, and any other similar documents from any and all governmental authorities constituting a material authorization or entitlement or otherwise material to the operation or management of the South Dakota Business owned by, issued to, or held by or otherwise benefiting the Owner (the "GOVERNMENTAL PERMITS");

          (d) all customer lists of the Owner relating to the South Dakota Business;

          (e) the logos, trade names, fictitious business names and service marks of the Owner;

          (f) the goodwill of the South Dakota Business;

          (g) all guarantees, warranties, indemnities and similar rights in favor of the Owner with respect to any of the Assets and all books and records primarily in connection with the operation of the South Dakota Business; and

          (h) All operating and financial records relating to the South Dakota Business, including without limitation all ledgers, books of account, depreciation schedules, inventory information, records relating to payables and receivables, cancelled checks, bank statements, equipment records, maintenance records, disposal records and information concerning customers.

Notwithstanding the foregoing, Buyer shall not acquire any of the assets listed on Schedule 3.3 (the "EXCLUDED ASSETS").

     1.3 Assumption by Buyer of Certain Contracts. Buyer hereby assumes and agrees to pay, perform and discharge, effective the day after the Closing Date, all of the obligations, liabilities and commitments of the Owner accruing after the Closing Date under or with respect to each Assumed Contract, but not including any obligation or liability for any breach thereof occurring on or prior to the Closing Date.

     1.4 Excluded Liabilities. Notwithstanding the provisions of Section 1.3 or any other provision hereof or any Schedule or Exhibit hereto and regardless of any disclosure to Buyer, Buyer shall not assume or be bound by any other duties, responsibilities, obligations, indebtedness or other liabilities of the Owner or to which the Owner or any of the Assets or the South Dakota Business may be bound or affected, of whatever kind or nature, whether known, unknown, contingent or otherwise, arising before, on or after the Closing Date (including without limitation taxes arising from the operation of the South Dakota Business or the sale of the Assets) except, as to obligations and liabilities arising after the Closing Date only, those obligations and liabilities expressly assumed by Buyer pursuant to Section 1.3 (the "EXCLUDED LIABILITIES").

     1.5  Purchase Price. The Purchase Price is:

          (a) three million dollars ($3,000,000), (i) minus the Closing Date Debt (as defined in Section 3.22(a)), (ii) plus or minus, as the case may be, the amount by which the Closing Date Current Assets (as defined in Section 3.22(b)) are greater or less than the Closing Date Current Liabilities (as defined in Section 3.22(b)), and (iii) plus the value of additional assets listed on Schedule 1.5(a), which were purchased by the Sellers after April 3, 1998, payable to the Shareholders at Closing in cash by wire transfer or check payable in clearinghouse funds. The adjustment to the Purchase Price based on the Closing Date Debt, the Closing Date Current Assets and the Closing Date Current Liabilities shall be based on estimates of such amounts provided at the Closing and based on the Sellers' balance sheets as of June 30, 1998. For purposes of valuing the accounts receivable of each Seller as of the Closing Date ("CLOSING DATE ACCOUNTS RECEIVABLE"), in determining Closing Date Current Assets, such accounts receivable outstanding forty-five (45) days or less as of the Closing Date will be valued at One Hundred Percent (100%) of their face value, accounts receivable outstanding forty-six (46) to ninety (90) days as of the Closing Date will be valued at Forty Percent (40%) of their face value, and all other accounts receivable of each Seller shall be valued at zero and shall be transferred by each Seller to the Shareholders' Representative on the Closing Date, who shall hold and attempt to collect such accounts receivable for the benefit of the Shareholders. Before the Test Date (as defined in Section 1.7(c)), WCI, Buyer and the Shareholders' Representative (as hereinafter defined) shall determine the actual Closing

     Date Debt, Closing Date Current Assets and Closing Date Current Liabilities. If the difference between the actual amounts of such items and the estimated amounts provided at the Closing Date results in an increase in the amount that should have been paid at the Closing over the amount that was so paid, WCI shall pay such amount to the Shareholders pursuant to
     Section 1.7(d); if the result is a decrease in the amount that should have been paid at the Closing from the amount that was so paid, the Shareholders shall pay such amount to WCI pursuant to Section 1.7(d);

          (b) A number of shares (the "SHARES") of the WCI's Common Stock, $0.01 par value (the "WCI STOCK"), which shall be delivered by WCI to the Escrow Agent (as defined below) to be delivered to the Shareholders sixty (60) days after the Test Date (as defined below) pursuant to Section 1.7 determined as follows: the number of Shares shall be an amount equal to one million dollars ($1,000,000) (the "VALUE OF THE SHARES") divided by the Average Closing Price (as hereinafter defined). The Average Closing Price is the average of the closing price of WCI Stock as quoted on the NASDAQ Stock Market for the twenty (20) successive trading days for which a closing price is quoted ending on the tenth trading day prior to the Closing Date. The Average Closing Price and the number of shares of WCI Stock to be delivered shall be appropriately adjusted in the event of any change in WCI Stock between the first day for which a closing price is quoted in determining the Average Closing Price and the Closing Date, including without limitation any stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger or consolidation. WCI shall not be obligated to issue any fractional shares of WCI Stock, but shall instead pay the Shareholders cash in lieu of any fractional share equal to the Average Closing Price multiplied by the fraction of a share of WCI Stock that would otherwise be issued;

          (c) Installment Note. WCI shall deliver to Garry a non-interest bearing promissory Note (the "Note") in the principal amount of One Hundred Thousand Dollars ($100,000), which Note shall be unsecured and paid to the Shareholder in twnety-four (24) equal monthly installments of Four Thousand One Hundred Sixty-Six Dollars and Sixty-Seven Cents ($4,166.67) and shall be substantially in the form of Exhibit 1.5(c) attached hereto.

          1.6 Additional Contingent Purchase Price. The Purchase Price may be increased by the additional contingent payments described in this Section. If, within eighteen (18) months after the date of this Agreement (the "SIGNING DATE"), the Shareholders successfully assist WCI or any of its subsidiaries in acquiring directly or indirectly (through asset purchase, stock purchase, merger or otherwise) the waste collection operations of any other company providing such services north of the Platte River in the State of Nebraska to the South Dakota border, and in the State of South Dakota from the South Dakota border north to Interstate 90, WCI shall pay the Shareholders as additional Contingent Purchase Price a cash amount equal to two percent (2%) of the projected gross revenue (after deduction of any disposal or transfer fees) with respect to such operations during the first year after they are acquired by WCI, which amount shall be paid on the Closing Date (as defined in Section 2) if such acquisition is consummated on or prior to the Closing Date or thirty (30) days after the date any such acquisition is consummated if consummated after the Closing Date. WCI shall have sole discretion in determining whether and on what terms it will consummate any such acquisition, and WCI shall not be liable to any of the Shareholders for any decision not to pursue any such acquisition or its failure to consummate any such acquisition, without regard to the reason therefor.

     1.7  Hold Back.

          (a) WCI shall deliver the Shares (the "ESCROW SHARES"), which Shares shall be deposited by WCI with U.S. Bank Trust National Association (the "ESCROW AGENT") to be held pursuant to an Escrow Agreement (the "ESCROW AGREEMENT") for later distribution pending the determination of the amount of the Working Capital Adjustment pursuant to Section 1.7(b) and the satisfaction of the EBITDA Requirement pursuant to Section 1.7(c). WCI and the Shareholders' Representative (as defined in Section 9.9) will use reasonable efforts to complete the Working Capital Adjustment before the Test Date. If there is no disagreement between WCI and the Shareholders' Representative regarding the Working Capital Adjustment and the EBITDA Requirement is satisfied, WCI and the Shareholders' Representative will adjust the Purchase Price by the amount of such Adjustment. In the event of any disagreement between WCI and the Shareholders' Representative regarding the dollar amount of any such adjustment, WCI and the Shareholders' Representative shall work to resolve such disagreement in accordance with the terms hereof. Notwithstanding the foregoing, WCI shall not be limited to the Escrow Shares as a sole remedy in the event that any Purchase Price adjustment exceeds the Value of the Shares.

          (b) The Purchase Price shall be reduced by the amount, if any, by which the amount of Closing Date Accounts Receivable collected within 90 days after the Closing Date is less than the value of the Closing Date Accounts Receivable included in the Closing Date Current Assets. WCI will cause the Sellers to use reasonable efforts to collect all such Closing Date Accounts Receivable within 90 days after the Closing Date. Payments received within 90 days after the Closing Date on accounts receivable for customers who generate accounts receivable before and after the Closing Date shall be credited to the oldest receivables first until the payments have been fully credited. The Closing Date Accounts Receivable not collected within 90 days after the Closing Date shall be transferred by the Sellers to the Shareholders' Representative, who shall hold and attempt to collect them for the benefit of the Shareholders. The Sellers shall have no right to receive any of such collections and no obligation to assist the Shareholders in the collection of these Closing Date Accounts Receivable. The adjustments to this Section 1.7(b) and to Closing Current Assets and Closing Date Current Liabilities pursuant to Section 1.5(a) are herein called the "WORKING CAPITAL ADJUSTMENT". If the Purchase Price increases as a result of the Working Capital Adjustment, WCI will pay any additional amount due to the Shareholders; if the Purchase Price declines, WCI may deduct the amount by which the Purchase Price declines from the amount due the Shareholders. To the extent the parties disagree on the amount of any Working Capital Adjustment, WCI and the Shareholders' Representative will attempt to resolve such dispute and, if they are unable to do so, such dispute shall be decided by arbitration in accordance with Section 14.

          (c) The Escrow Shares will not be released to the Shareholders unless, for the twelve-month period beginning on the first day of the first month following the Closing Date (the "TEST PERIOD"), the aggregate amount of earnings before interest, tax, depreciation and amortization of the Sellers and Great Plains combined (the "EBITDA") is greater than or equal to twenty-six and a half percent (26.5%) of the aggregate amount of the Sellers' and Great Plains' total revenues less any revenue and income from intercompany transactions (the "EBITDA REQUIREMENT"). If the EBITDA Requirement is achieved, WCI shall release a number of Escrow Shares according to the following formula:

               (i) If the EBITDA is greater than or equal to thirty percent (30%) of the aggregate amount of the Sellers' and Great Plains' total revenues for the Test Period less any revenue and income from intercompany transactions, WCI shall release the Escrow Shares in their entirety;

               (ii) If the EBITDA is greater than 26.5% but less than twenty-seven percent (27%) of the aggregate amount of the Sellers' and Great Plains' total revenues for the Test Period less any revenue and income from intercompany transactions, WCI shall release a number of Escrow Shares equal to half the Value of the Shares; and

               (iii) If the EBITDA is greater than or equal to 27% but less than 30% of the aggregate amount of the Sellers' and Great Plains' total revenues for the Test Period less any revenue and income from intercompany transactions, WCI shall release the number of Escrow Shares pursuant to Section 1.7(c)(ii) plus a number of Escrow Shares equal to $71,428.57 divided by the Average Closing Price for each half percent (0.5%) increment beginning with 27% through twenty-nine and a half percent (29.5%) as the following table indicates.

EBITDA                       Value of Escrow Shares
------                       ----------------------
27%                                 $571,428.57
27.5%                               $642,857.14
28%                                 $714,285.71
28.5%                               $785,714.28
29%                                 $857,142.85
29.5%                               $928,571.42


               WCI shall have sixty (60) days following expiration of the Test Period to determine the EBITDA as a percentage of the aggregate amount of the Seller's and Great Plains' total revenues for the Test Period less any revenue and income from intercompany transactions. In determining the percentage of the EBITDA, (i) the Sellers' EBITDA shall be determined separately from Great Plains' EBITDA; and (ii) the EBITDA shall include all operating and selling, general and administrative expenses of the Sellers and Great Plains combined but not including any WCI corporate allocations.

               (d) If the EBITDA Requirement is achieved, Buyer has the option (the "OPTION") to require the Great Plains Shareholders to deliver to Buyer the certificates representing the outstanding stock of Great Plains (the "GREAT PLAINS SHARES") in exchange for One Dollar ($1.00) within sixty (60) days after expiration of the Test Period (the "REQUEST PERIOD"). If Buyer does not make such a request within the Request Period, the Option shall be null and void. Thirty (30) days after receiving written notice of Buyer's request (THE "DELIVERY DATE"), the Great Plains Shareholders shall deliver to Buyer free and clear of all liens, security interests, claims and encumbrances, the Great Plains Shares, accompanied by a stock power duly executed in blank, and the schedules required by Section 3 of this Agreement. On the Delivery Date, the term "Corporations" as it is used in this Agreement shall include Great Plains and the term "Shareholders" as it is used in this Agreement shall include the Great Plains Shareholders in so far as Sections 3, 9, 10 and 11 are concerned, and the representations and warranties set forth in Section 3 shall be deemed made as of the Delivery Date with respect to Great Plains and shall be true and correct as of the Delivery Date, excepting those representations and warranties made in Sections 3.7, 3.22, 3.38 and
          3.39. The representations set forth in Section 3.7 shall be deemed made as of the Delivery Date but shall relate to financial statements that Great Plains shall deliver to Buyer pursuant to Section 9.11. The representations set forth in Sections 3.22, 3.38 and 3.39 shall not apply to Great Plains.

               (e) Adjustments to the Purchase Price pursuant to this Section
          1.7 shall be effected by adding to or reducing the number of Escrow Shares and instructing the Escrow Agent to deliver the Escrow Shares within 60 days after the last day of the Test Period (the "TEST DATE") or the resolution of any dispute, if later than the Test Date. If the Purchase Price is reduced, WCI and the Shareholders' Representative shall instruct the Escrow Agent to return to WCI for cancellation a number of Escrow Shares determined by dividing the amount of the reduction by the Average Closing Price and to deliver the remaining Escrow Shares to the Shareholders. If the Purchase Price is increased, WCI shall deliver to the Escrow Agent for delivery to the Shareholders a number of additional shares of WCI Stock determined by dividing the amount of the increase by the Average Closing Price. In lieu of delivering any fractional shares, WCI may deliver cash to the Shareholders equal to the fraction of a share otherwise deliverable, multiplied by the Average Closing Price.

     1.8 Allocation of the Purchase Price. WCI and Buyer understand that ownership of the Sellers differs as among the Shareholders and that only the Owner has an interest in the South Dakota Business. The Shareholders acknowledge that Buyer is purchasing the entire business of the Corporations and the South Dakota Business for the aggregate Purchase Price provided herein, and agree that they shall allocate the Purchase Price among themselves as they shall agree. WCI shall pay the Purchase Price as allocated among the Shareholders as set forth on
Schedule 1.8. Fifteen Thousand dollars ($15,000) of the Purchase Price shall be allocated to the covenant not to compete as described in Section 11.1(a) hereof, and the balance of the Purchase Price shall be allocated among the Corporations' Stock and the Assets in the manner set forth on Schedule 1.8.

2.   CLOSING TIME AND PLACE

     Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated herein (the "CLOSING") shall take place on the later of August 3, 1998, and such date after the consents required by Section 6.7 have been obtained (or Buyer has waived the requirement that one or more such consents be obtained) as Buyer and the Shareholders' Representative shall agree (the "CLOSING DATE"). For tax and accounting purposes, the effective date of the Closing is July 1, 1998. The Closing shall take place at the principal office of J & J Sanitation Inc., 1112 West Douglas Street, O'Neill, Nebraska 68763, or through an exchange of consideration and signed documents using overnight courier service. At the Closing, Buyer, the Sellers and the Shareholders shall deliver to each other the documents, instruments and other items described in
Section 5 of this Agreement.

3.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE SHAREHOLDERS

     The Sellers and the Shareholders, jointly and severally, (i) represent and warrant that each of the following representations and warranties is true as of the Signing Date and will be true as of the Closing Date, and (ii) agree that such representations and warranties shall survive the Closing.

     3.1 Organization, Standing and Qualification. The Corporations are duly organized, validly existing and in good standing under the laws of the State of Nebraska. Each Seller has full power and authority to own and lease their properties and to carry on their businesses as now conducted. The Corporations are not required to be qualified or licensed to conduct business as a foreign corporation in any other jurisdiction.

     3.2 Capitalization. Schedule 3.2 sets forth, as of the Signing Date, the authorized and outstanding capital of the Corporations, the names, addresses and social security numbers or taxpayer identification numbers of the record and beneficial owners thereof, the number of shares so owned, the allocation of the cash and Shares among the Shareholders as agreed to among themselves, and wire transfer instructions for each Shareholder relating to the bank account to which the Purchase Price and the Contingent Purchase Price, if any, should be sent. On the Closing Date, all of the issued and outstanding shares of the capital stock of the Corporations are owned of record and beneficially by the Shareholders, as set forth in Schedule 3.2, and are free and clear of all liens, security interests, encumbrances and claims of every kind except as set forth in Schedule
3.2. Each share of the capital stock of the Corporations are duly and validly authorized and issued, fully paid and nonassessable, and was not issued in violation of any preemptive rights of any past or present shareholder of the Corporations. No option, warrant, call, conversion right or commitment of any kind (including any of the foregoing created in connection with any indebtedness of the Corporations) exists which obligates the Corporations to issue any of its authorized but unissued capital stock or other equity interest or which obligates any Shareholder to transfer the Corporations' Stock to any person.

     3.3 All Stock and Assets Being Acquired. The Corporations' Stock being acquired by Buyer hereunder constitutes all of the outstanding capital stock of the Corporations. The assets of the Corporations listed on Schedule 3.3 shall be distributed to the Shareholders prior to the Closing, and Buyer shall acquire no interest in or claim to any of such assets. The Assets being acquired by Buyer hereunder constitute all of the assets of the South Dakota Business used and necessary to conduct and operate the South Dakota Business as presently conducted and operated (other than certain assets set forth on Schedule 3.3, which are the Excluded Assets).

     3.4 Authority for Agreement. Each Seller and Shareholder has full right, power and authority to enter into this Agreement and to perform its or his or her obligations hereunder. The execution and delivery of this Agreement by the Corporations and the consummation of the transactions contemplated hereby by the Corporations have been duly authorized by their Board of Directors. This Agreement has been duly and validly executed and delivered by each Seller and Shareholder and, subject to the due authorization, execution and delivery by Buyer, constitutes the legal, valid and binding obligation of each Seller and Shareholder enforceable against each of them in accordance with its terms.

     3.5 No Breach or Default. Except as disclosed on Schedule 3.5, the execution and delivery by the Sellers and the Shareholders of this Agreement, and the consummation by the Shareholders of the transactions contemplated hereby, will not:

          (a) result in the breach of any of the terms or conditions of, or constitute a default under, or allow for the acceleration or termination of, or in any manner release any party from any obligation under, any mortgage, lease, note, bond, indenture, or material contract, agreement, license or other instrument or obligation of any kind or nature to which any Seller or Shareholder is a party, or by which any Seller or Shareholder, or any of their assets, are or may be bound or affected; or

          (b) violate any law or any order, writ, injunction or decree of any court, administrative agency or governmental authority, or require the approval, consent or permission of any governmental or regulatory authority; or

          (c) violate the Articles of Incorporation or Bylaws of the Corporations.

     3.6 Subsidiaries. Schedule 3.6 lists as of the Signing Date any and all subsidiaries of the Corporations and any securities of any other corporation or any securities or other interest in any other business entity owned by the Corporations or any of its subsidiaries.

     3.7 Financial Statements. Each Seller has delivered to Buyer, as Schedule 3.7, copies of financial statements ("FINANCIAL STATEMENTS") for its two most recent fiscal years, compiled by Nikodym Tax Service and unaudited interim financial statements for each Seller for the period ended June 30, 1998 (the "BALANCE SHEET DATE"). The Financial Statements are true and correct and fairly present (i) the financial position of each Seller as of the respective dates of the balance sheets included in said statements, and (ii) the results of operations for the respective periods indicated. The Financial Statements have been prepared consistently with prior periods. Except to the extent reflected or reserved against in each Seller's balance sheet as of the Balance

Sheet Date, or as disclosed on Schedule 3.7 or Schedule 3.8, each Seller had as of the Balance Sheet Date, and has as of the Closing Date, no liabilities of any nature, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities due or to become due, except with respect to the period from the Signing Date through the Closing Date, as permitted by Section 5.2(d).

     3.8 Liabilities. Parts I, II, III and IV of Schedule 3.8, are accurate lists and descriptions of all liabilities of each Seller required to be described below in the format set forth below.

          (a) Part I of Schedule 3.8 lists, as of the Signing Date, other than with respect to trade payables and as of the end of the month prior to the Signing Date with respect to trade payables, all indebtedness for money borrowed and all other fixed and uncontested liabilities of any kind, character and description (excluding all real and personal property leasehold interests included in Part IV of Schedule 3.8), whether reflected or not reflected on the Financial Statements and whether accrued or absolute, and states as to each such liability the amount of such liability and to whom payable. From the date as of which information is provided with respect to trade payables, trade payables have been incurred only in the ordinary course of business consistent with comparable prior periods.

          (b) Part II of Schedule 3.8 lists, as of the Signing Date, all claims, suits and proceedings which are pending against each Seller, all contingent liabilities, and, to the knowledge of each Seller and Shareholder, all contingent liabilities and all claims, suits and proceedings threatened or anticipated against each Seller. Part II of Schedule 3.8 includes a summary description of each such liability, including, without limitation, (A) the name of each court, agency, bureau, board or body before which any such claim, suit or proceeding is pending, (B) the date such claim, suit or proceeding was instituted, (C) the parties to such claim, suit or proceeding, (D) a brief description of the factual basis alleged to underlie such claim, suit or proceeding, including the date or dates of all material occurrences, and (E) the amount claimed and other relief sought, together with copies of all material documents, reports and other records relating thereto to the extent that they are in the Seller's or any Shareholder's possession or control.

          (c) Part III of Schedule 3.8 lists, as of the Signing Date and to the extent not otherwise included in Part I of Schedule 3.8, all liens, claims and encumbrances secured by or otherwise affecting any asset of each Seller (including any Property, as hereafter defined), including a description of the nature of such lien, claim or encumbrance, the amount secured if it secures a liability, the nature of the obligation secured, and the party holding such lien, claim or encumbrance.

          (d) Part IV of Schedule 3.8 lists, as of the Signing Date and to the extent not otherwise included in Part I or Part III of Schedule 3.8, all real and personal property leasehold interests to which each Seller is a party as lessor or lessee or, to the knowledge of each Seller or the Shareholders, affecting or relating to any Property, and includes a description of the nature and principal terms of such leasehold interest, including, without limitation, the identity of the other party thereto, the term of such leasehold interest (including renewal options), the base rent and any additional rent owing thereunder (including any adjustments thereto), security deposits, rights of first offer or first refusal, purchase options, and restrictions on transfer.

          Except as described on the applicable part of Schedule 3.8, no Seller nor Shareholder has made any payment or committed to make any payment since the Balance Sheet Date on or with respect to any of the liabilities or obligations listed on Schedule 3.8 except, in the case of liabilities and obligations listed on Parts I, III and IV of Schedule 3.8, periodic payments required to be made under the terms of the agreements or instruments governing such obligations or liabilities or made in the ordinary course of business. Between the Balance Sheet Date and the Closing Date, trade payables have been incurred only in the ordinary course of business consistent with comparable prior periods.

     3.9 Conduct of Business. Except as set forth on Schedule 3.21, since the Balance Sheet Date:

          (a) The business of each Seller has been conducted only in the ordinary course; and

          (b) There has been no change in the condition (financial or otherwise) of the assets, liabilities or operations of any Seller other than changes in the ordinary course of business, none of which either singly or in the aggregate has been materially adverse.

     3.10 Permits and Licenses.

          (a) Schedule 3.10(a) is a full and complete list, and includes copies, of all material permits, licenses, franchises, and service agreements pursuant to which each Seller is authorized to collect and haul industrial, commercial and residential solid waste (the "COLLECTION FRANCHISES"), and of all other material permits, licenses, titles (including motor vehicle titles and current registrations), fuel permits, zoning and land use approvals and authorizations, including, without limitation, any conditional or special use approvals or zoning variances, occupancy permits, and any other similar documents constituting a material authorization or entitlement or otherwise material to the operation of the business of each Sellers (collectively the "GOVERNMENTAL PERMITS") owned by, issued to, held by or otherwise benefitting each Seller or the Shareholders as of the Signing Date. The status of the Governmental Permits related to the disposal areas owned or used by each Seller, including, without limitation, any conditions thereto and, if applicable, the expiration dates thereof, are also described in Schedule 3.10(a). Schedule 3.10(a) also sets forth the name of any governmental agency or other third party from whom the Shareholders, a Seller or Buyer must obtain consent (the "REQUIRED GOVERNMENTAL CONSENTS") in order to effect a direct or indirect transfer of the Collection Franchises or other Governmental Permits required as a result of the consummation of the transactions contemplated by this Agreement. The Sellers agree to assist Buyer in obtaining all such consents on or prior to the Closing Date, or with Buyer's consent, after the Closing Date with such consents to be effective no later than August 3, 1998. Except as set forth on Schedule 3.10(a), all of the Collection Franchises and other Governmental Permits enumerated and listed on Schedule 3.10(a) are adequate for the operation of the business of each Seller and of each Property as presently operated and are valid and in full force and effect. All of said Collection

Franchises and other Governmental Permits and agreements have been duly obtained and are in full force and effect, and there are no proceedings pending or, to the knowledge of each Seller or Shareholder, threatened which may result in the revocation, cancellation, suspension or adverse modification of any of the same. No Seller nor Shareholder has any knowledge of any reason why all such Governmental Permits and agreements will not remain in effect after consummation of the transactions contemplated hereby.

          (b) Schedule 3.10(b) includes: (i) all records, notifications, reports, permit and license applications, engineering and geologic studies, and environmental impact reports, tests or assessments (collectively, "RECORDS, NOTIFICATIONS AND REPORTS") that (A) are material to the operation of the business of each Seller, or (B) relate to the discharge or release of materials into the environment and/or the handling or transportation of waste materials or hazardous or toxic substances or otherwise relate to the protection of the public health or the environment, or (C) were filed with or submitted to appropriate governmental agencies during the past 24 months by any Seller or any of the Shareholders or their agents with respect to the business of each Seller, and (ii) all material notifications from such governmental agencies to any Seller, the Shareholders or their agents in response to or relating to any of such Records, Notifications and Reports.

          (c) Schedule 3.10(c) lists, as of the Signing Date, each facility owned, leased, operated or otherwise used by each Seller, the ownership, lease, operation or use of which is being transferred to, assumed by or otherwise acquired directly or indirectly by Buyer pursuant to this Agreement (each, a "FACILITY" and collectively, the "FACILITIES"). Except as otherwise disclosed on
Schedule 3.10(c):

               (i) Each Facility is fully licensed, permitted and authorized to carry on its current business under all applicable federal, state and local statutes, orders, approvals, zoning or land use requirements, rules and regulations, and no Facility or the current use thereof constitutes a non-conforming use or is otherwise subject to any restrictions regarding the operation, renovation or reconstruction thereof.

               (ii) All activities and operations at each Facility are being and have been conducted in compliance in all material respects with the requirements, criteria, standards and conditions set forth in all applicable federal, state and local statutes, orders, approvals, permits, zoning or land use requirements and restrictions, variances, licenses, rules and regulations.

               (iii) Each Facility is located on real property owned or leased by a Seller (each a "FACILITY PROPERTY") and each Facility Property owned by such Seller is legally described on the preliminary title reports, surveys or site plans attached to Schedule 3.10(c) (the "FACILITY SURVEYS/SITE PLANS"), which accurately depict the respective Facility Property.

               (iv) There are no circumstances, conditions or reasons which are likely to be the basis for revocation or suspension of any Facility's site assessments, permits, licenses, consents, authorizations, zoning or land use permits, variances or approvals relating to any Facility owned by any Seller or owned by any of the Shareholders or an Affiliate (as hereinafter defined) of any of the Shareholders and leased to any Seller, and to the knowledge of each Seller and the Shareholders there are no circumstances, conditions or reasons which are likely to be the basis for revocation or suspension of any site assessment, permits, licenses, consents, authorizations, zoning or land use permits, variances or approvals relating to any Facility.

     3.11 Certain Receivables. Schedule 3.11 is an accurate list as of the Signing Date of the accounts and notes receivable of each Seller from and advances to employees, former employees, officers, directors, the Shareholders and Affiliates of the foregoing which have not been repaid. For purposes of this Agreement, the term "AFFILIATE" means, with respect to any person, any person that directly or indirectly through one or more intermediaries controls or has an ownership interest in, or is controlled or owned in whole or in part by, or is under common control or ownership in whole or in part with such person, and in the case of the Corporations includes directors and officers, in the case of individuals includes the individual's spouse, father, mother, grandfather, grandmother, brothers, sisters, children and grandchildren and in the case of a trust includes the grantors, trustees and beneficiaries of the trust.

     3.12 Fixed Assets and Real Property.

          (a) Schedule 3.12(a) lists, as of the Signing Date, substantially all the fixed assets (other than real estate) of each Seller, including, without limitation, identification of each vehicle by description and serial number, identification of machinery, equipment and general descriptions of parts, supplies and inventory. Except as described on Schedule 3.12(a), all of each Seller's containers, vehicles, machinery and equipment necessary for the operation of its business are in operable condition, and all of the motor vehicles and other rolling stock of each Seller are in material compliance with all applicable laws, rules and regulations. All such containers, vehicles, machinery and equipment are substantially free of known defects that would cause them to fail. All leases of fixed assets are in full force and effect and binding upon the parties thereto; no Seller nor, to the knowledge of each Seller or the Shareholders, any other party to such leases is in breach of any of the material provisions thereof.

          (b) Each parcel of real property leased, owned or being purchased by any Seller as of the Signing Date (the "PROPERTY"), including the street address and, in the case of Property owned or being purchased, the legal description thereof, is listed on Schedule 3.12(b) - Part I, and attached to said Schedule 3.12(b) - Part I are copies of all leases, deeds, outstanding mortgages, other encumbrances and any existing title insurance policies or lawyer's title opinions relating to each Property, as well as a current commitment for title insurance issued by a title insurance company satisfactory to Buyer with respect to each Property owned or being purchased by any Seller, together with copies of all of the title exceptions referred to in each such commitment. All leases listed on Schedule 3.12(b) - Part I are in full force and effect and binding on the parties thereto; no Seller nor any other party to any such lease is in breach of any of the material provisions thereof; the landlord's interest in any such lease has not been assigned to any third party nor has any such interest been mortgaged, pledged or hypothecated; and no

Seller has assigned any such lease or subletted all or any part of the Property which is the subject of any such lease. Except as described on Schedule 3.12(b)
- Part II, there are no material physical or mechanical defects in any Facility located on any Property and each such Facility is in good condition and repair.

          (c) Each Seller has good, valid and marketable title to all properties and assets, real, personal, and mixed, tangible and intangible, actually used or necessary for the conduct of its business, free of any encumbrance or charge of any kind except: (i) liens for current taxes not yet due; (ii) minor imperfections of title and encumbrances, if any, that are not substantial in amount, do not materially reduce the value or impair the use of the property subject thereto, do not materially impair the value of any Seller, and have arisen only in the ordinary course of business and consistent with past practice; and (iii) the liens identified on Part III of Schedule 3.8 (collectively, the "PERMITTED LIENS"). Except as described on Schedule 3.12(b) -
Part I, there are no leases, occupancy agreements, options, rights of first refusal or any other agreements or arrangements, either oral or written, that create or confer in any person or entity the right to acquire, occupy or possess, now or in the future, any Facility, any Property, or any portion thereof, or create in or confer on any person or entity any right, title or interest therein or in any portion thereof.

     3.13 Acquisition/Disposal of Assets. Except as indicated on Schedule 3.13, since the Balance Sheet Date, no Seller has acquired or sold or otherwise disposed of any properties or assets which, singly or in the aggregate, have a value in excess of $10,000, or which are material to the operation of each Seller's business as presently conducted, without the prior written consent of Buyer.

     3.14 Contracts and Agreements; Adverse Restrictions.

          (a) Schedule 3.14(a) lists, as of the Signing Date, and includes copies of, all material contracts and agreements (other than leases and documents included with Schedule 3.12(b) and contracts terminable at will or on thirty days or less prior notice) to which any Seller is a party or by which it or any of its property is bound (including, but not limited to, joint venture or partnership agreements, contracts with any labor organizations, promissory notes, loan agreements, bonds, mortgages, deeds of trust, liens, pledges, conditional sales contracts or other security agreements). Except as disclosed on Schedule 3.14(a), all such contracts and agreements included in Schedule 3.14(a) are and on the Closing Date shall be in full force and effect and binding upon the parties thereto. Except as described or cross referenced on
Schedule 3.14(a), no Seller nor, to any Seller's or any of the Shareholder's knowledge, any other parties to such contracts and agreements is in breach thereof, and none of the parties has threatened to breach any of the material provisions thereof or notified any Seller or any of the Shareholders of a default thereunder, or exercised any options thereunder.

          (b) Except as set forth on Schedule 3.14(b), there is no outstanding judgment, order, writ, injunction or decree against any Seller, the result of which could materially adversely affect a Seller or its business or any of the Properties, nor has any Seller been notified that any such judgment, order, writ, injunction or decree has been requested.

     3.15 Insurance. Schedule 3.15 is a complete list and includes copies, as of the Signing Date, of all insurance policies in effect on the Signing Date or, with respect to "occurrence" policies that were in effect, carried by any Seller in respect of the Properties or any other property used by any Seller specifying, for each policy, the name of the insurer, the type of risks insured, the deductible and limits of coverage, and the annual premium therefor. Each Seller currently carries insurance in the type and amount ordinarily carried by owners or corporations in similar circumstances, in respect to each Seller's properties, assets and business. During the last five years, there has been no lapse in any material insurance coverage of any Seller. For each insurer providing coverage for any of the contingent or other liabilities listed on
Schedule 3.8, except to the extent otherwise set forth in Part II of Schedule 3.8, each such insurer, if required, has been properly and timely notified of such liability, no reservation of rights letters have been received by any Seller and the insurer has assumed defense of each suit or legal proceeding. All such proceedings are fully covered by insurance, subject to normal deductibles.

     3.16 Personnel. Schedule 3.16 is a complete list, as of the Signing Date, of all officers, directors and employees (by type or classification) of each Seller and their respective rates of compensation, including (i) the portions thereof attributable to bonuses, (ii) any other salary, bonus, stock option, equity participation, or other compensation arrangement made with or promised to any of them, and (iii) copies of all employment agreements with non-union officers, directors and employees. Schedule 3.16 also lists the driver's license number for each driver of each Seller's motor vehicles.

     3.17 Benefit Plans and Union Contracts.

          (a) Schedule 3.17(a) is a complete list as of the Signing Date, and includes complete copies (or, in the case of oral arrangements, descriptions), of all employee benefit plans and agreements (written or oral) currently maintained or contributed to by each Seller, including employment agreements and any other agreements containing "golden parachute" provisions, retirement plans, welfare benefit plans and deferred compensation agreements, together with copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Signing Date. Except for the employee benefit plans described on Schedule 3.17(a), no Seller has any other pension, retirement, welfare, profit sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plans or arrangements with any party. Except as disclosed on Schedule 3.17(a), all employee benefit plans listed on Schedule 3.17(a) are fully funded and in substantial compliance with all applicable federal, state and local statutes, ordinances and regulations. All such plans that are intended to qualify under Section 401(a) of the Internal Revenue Code have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of
Schedule 3.17(a). Except as disclosed on Schedule 3.17(a), all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof are included as part of Schedule 3.17(a). All employee benefit plans listed on such Schedule have been operated in accordance with the terms and provisions of the plan documents and all related documents and policies. No Seller has incurred any liability for excise tax or penalty due to the Internal

Revenue Service or U.S. Department of Labor nor any liability to the Pension Benefit Guaranty Corporation for any employee benefit plan, nor has any Seller, nor party-in-interest or disqualified person, engaged in any transaction or other activity which would give rise to such liability. No Seller has participated in or made contributions to any "multi-employer plan" as defined in the Employee Retirement Income Security Act of 1974 ("ERISA"), nor would any Seller or any affiliate be subject to any withdrawal liability with respect to such a plan if any such employer withdrew from such a plan immediately prior to the Signing Date. No employee pension benefit plan is under funded on a termination basis as of the date of this Agreement.

          (b) Schedule 3.17(b) is a complete list, as of the Signing Date, and includes complete copies of all union contracts and agreements between any Seller and any collective bargaining group. All Sellers are in compliance in all material respects with all applicable federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, and is not engaged in any unfair labor practice. There is no charge pending or, to any Seller's or the Shareholders' knowledge, threatened, against any Seller before any court or agency and alleging unlawful discrimination in employment practices and there is no charge of or proceeding with regard to any unfair labor practice against it pending before the National Labor Relations Board. There is no labor strike, dispute, slow down or stoppage as of the Signing Date, existing or threatened against any Seller; no union organizational activity exists respecting employees of any Seller not currently subject to a collective bargaining agreement; the union contracts or other agreements delivered as part of Schedule 3.17(b) constitute all agreements with the unions or other collective bargaining groups, and there are no other arrangements or established practices relating to the employees covered by any collective bargaining agreement; and Schedule 3.17(b) contains as of the date it is delivered a list of all arbitration or grievance proceedings that have occurred since the Balance Sheet Date. No one has petitioned within the last five years, and no one is now petitioning, for union representation of any employees of any Seller. No Seller has experienced any labor strike, slow-down, work stoppage, labor difficulty or other job action during the last five years.

          (c) No payment made to any employee, officer, director or independent contractor of any Seller (the "RECIPIENT") pursuant to any employment contract, severance agreement or other arrangement (the "Golden Parachute Payment") will be nondeductible by any Seller because of the application of Sections 280G and 4999 of the Code to the Golden Parachute Payment, nor will any Seller be required to compensate any Recipient because of the imposition of an excise tax (including any interest or penalties related thereto) on the Recipient by reason of Sections 280G and 4999 of the Code.

     3.18 Taxes.

          (a) Each Seller has timely filed all requisite federal, state, local and other tax and information returns due for all fiscal periods ended on or before the Signing Date. All such returns are accurate and complete. Except as set forth on Schedule 3.18, there are no open years (other than those within the statute of limitations), examinations in progress, extensions of any statute of limitations or claims against any Seller relating to federal, state, local or other taxes (including penalties and interest) for any period or periods prior to and including the

Signing Date and no notice of any claim for taxes has been received. Copies of
(i) any tax examinations, (ii) extensions of statutory limitations and (iii) the federal income, and state franchise, income and sales tax returns of each Seller for its last two fiscal years are attached as part of Schedule 3.18. Copies of all other federal, state, local and other tax and information returns for all prior years of each Seller's existence have been made available to Buyer and are among the records of each Seller which will accrue to Buyer at the Closing. No Seller has been contacted by any federal, state or local taxing authority regarding a prospective examination.

          (b) Except as set forth on Schedule 3.18 (which schedule also includes the amount due with respect to any Seller) each Seller has duly paid all taxes and other related charges required to be paid prior to the Signing Date. The reserves for taxes contained in the Financial Statements of each Seller are adequate to cover its tax liability as of the Signing Date.

          (c) Each Seller has withheld all required amounts from its employees for all pay periods in full and complete compliance with the withholding provisions of applicable federal, state and local laws. All required federal, state and local and other returns with respect to income tax withholding, social security, and unemployment taxes have been duly filed by each Seller for all periods for which returns are due, and the amounts shown on all such returns to be due and payable have been paid in full.

     3.19 Copies Complete; Required Consents. Except as disclosed on Schedule 3.19, the certified copies of the Articles of Incorporation and Bylaws of the Corporations, both as amended to the Signing Date, and the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents that have been delivered to Buyer in connection with the transactions contemplated hereby are complete and accurate as of the Signing Date and are true and correct copies of the originals thereof. Except as specifically disclosed on Schedule 3.19, the rights and benefits of any Seller will not be adversely affected by the transactions contemplated hereby, and the execution of this Agreement and the performance of the obligations hereunder will not violate or result in a breach or constitute a default under any of the terms or provisions thereof. None of such leases, instruments, agreements, licenses, permits, site assessments, certificates or other documents requires notice to, or consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby, except the Required Governmental Consents, such consents and approvals as are listed on Schedule 3.19; all of which will have been given or obtained prior to the Closing, or with Buyer's consent, immediately after the Closing with such consents to be effective no later than August 3, 1998.

     3.20 Customers, Billings, Current Receipts and Receivables. Schedule 3.20 is a current, accurate and complete list of, and includes:

          (a) the customers each Seller serves on an ongoing basis, including name, location and current billing rate, as of the Signing Date;

          (b) an accurate and complete aging of all accounts and notes receivable from customers as of the last day of the month preceding the month in which such Schedule is delivered, showing amounts due in 30-day aging categories. Except to the extent of the allowance for bad debts reflected on the Financial Statements or otherwise disclosed on Schedules 3.12 and 3.20, each Seller' accounts and notes receivable are collectible in the amounts shown on Schedules 3.12 and 3.20; and

          (c) the average monthly revenues of each Seller derived from billings to its customers for each of the twelve months preceding the Signing Date. Except as set forth on Schedule 3.19, the Sellers and the Shareholders have no knowledge of any reason why each Seller's average monthly revenues derived from billings to its customers after the Closing Date should not continue at approximately the same rate as before the Signing Date.

     3.21 No Change With Respect to any Seller and Business. Except as set forth on Schedule 3.21, since the Balance Sheet Date, the business of each Seller has been conducted only in the ordinary course and there has been no change in the condition (financial or otherwise) of the assets, liabilities or operations of any Seller other than changes in the ordinary course of business, none of which either singly or in the aggregate has been materially adverse. Specifically, and without limiting the generality of the foregoing, except as set forth on
Schedule 3.21, with respect to each Seller, since the Balance Sheet Date, there has not been:

          (a) any material change in their financial condition, assets, liabilities (contingent or otherwise), income, operations or business which would have a material adverse effect on the financial condition, assets, liabilities (contingent or otherwise), income, operations or business of any Seller, taken as a whole;

          (b) any material damage, destruction or loss (whether or not covered by insurance) adversely affecting any material portion of their properties or business;

          (c) any change in or agreement to change any Corporation's (i) shareholders, (ii) ownership of its authorized capital or outstanding securities, or (iii) securities;

          (d) any declaration or payment of, or any agreement to declare or pay, any dividend or distribution in respect of any Corporation's capital stock or any direct or indirect redemption, purchase or other acquisition of any of a Corporation's capital stock;

          (e) any material increase or bonus or promised increase or bonus in the compensation payable or to become payable by them, in excess of usual and customary practices, to any of its employees or agents, or any Corporation's directors or officers, or any accrual or arrangement for or payment of any bonus or other special compensation to any employee or any severance or termination pay paid to any Corporation's present or former officers or other key employees;

          (f) any labor dispute or any other event or condition of any character with respect to each Seller's employees, materially adversely affecting its business or future prospects;

               (g) any sale or transfer, or any agreement to sell or transfer, any of their material assets, property or rights to any other person, including, without limitation, the Shareholders and their Affiliates, other than in the ordinary course of business;

               (h) any cancellation, or agreement to cancel, any material indebtedness or other material obligation owing to them, including, without limitation, any indebtedness or obligation of any of the Shareholders or any Affiliate thereof;

               (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of their assets, property or rights or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

               (j) any purchase or acquisition of, or any agreement, plan or arrangement to purchase or acquire, any of their property, rights or assets outside the ordinary course of their business;

               (k) any waiver of any of their material rights or claims;

               (l) any new or any amendment or termination of any existing material contract, agreement, license, permit or other right to which they are party;

               (m) any other material transaction outside the ordinary course of its business.

        3.22 Closing Date Debt; Closing Date Current Assets and Closing Date Current Liabilities.

               (a) At the Closing, the Shareholders shall prepare and deliver to Buyer Schedule 3.22(a), which shall be a statement of (i) the amount of the aggregate debt (excluding trade payables) of each Seller outstanding on the Closing Date required to be repaid by Buyer at or immediately after the Closing Date and all prepayment penalties incurred or to be incurred by Buyer or any Seller in connection with the repayment of any such debt, (ii) the amount of the aggregate debt (excluding trade payables) of each Seller outstanding on the Closing Date that will remain outstanding obligations of each Seller after the Closing Date, and all prepayment penalties applicable to such debt if repaid prior to maturity, including in each case all interest accrued through and including the Closing Date, (iii) the aggregate amount of the present value, discounted at the lease rate factor, if known, inherent in the lease or, if the lease rate factor is not known, at the rate charged to any Seller by a third party lender in connection with its most recent borrowing to finance equipment, of all lease obligations of each Seller that are not capitalized lease obligations and (iv) the aggregate amount of the present value of all capitalized lease obligations (determined in accordance with generally accepted accounting principles) of each Seller (the "CLOSING DATE DEBT"). Schedule 3.22(a) shall include wire transfer instructions for creditors whose Closing Date Debt Buyer has designated for payment, and attached to Schedule 3.22(a) shall be pay-off letters or instructions from such creditors in the form provided by Buyer's bank.

               (b) At the Closing, the Shareholders shall prepare and deliver to Buyer Schedule 3.22(b), which shall be an estimate as of the Closing Date of the amount of the aggregate current liabilities (including any reserve for unpaid taxes and excluding the current portion of long-term debt to the extent such current portion is included in Closing Date Debt) and trade payables of each Seller as of the Closing Date other than the Excluded Liabilities (the "CLOSING DATE CURRENT LIABILITIES") and the amount of the aggregate cash and other current assets of each Seller as of the Closing Date, including prepaid expenses the benefit of which survives the Closing Date and the accounts receivable of each Seller earned prior to the Closing Date, and collectible (less an allowance for doubtful accounts) on or after the Closing Date (the "CLOSING DATE CURRENT ASSETS").

        3.23   Bank Accounts.

               (a) Schedule 3.23(a) is a complete and accurate list, as of the Signing Date, of:

                      (i) the name of each bank in which any Seller has accounts or safe deposit boxes;

                      (ii)  the name(s) in which the accounts or boxes are held;

                      (iii) the type of account; and

                      (iv) the name of each person authorized to draw thereon or have access thereto.

               (b) Schedule 3.23(b) is a complete and accurate list, as of the Signing Date, of:

                      (i) each credit card or other charge account issued to any Seller; and

                      (ii) the name of each person to whom such credit cards or other charge accounts have been issued.

        3.24 Compliance With Laws. Except as disclosed on Schedule 3.24, each Seller has complied with, and each Seller is presently in compliance with, federal, state and local laws, ordinances, codes, rules, regulations, Governmental Permits, orders, judgments, awards, decrees, consent judgments, consent orders and requirements applicable to it (collectively "LAWS"), including, but not limited to, the Americans with Disabilities Act, the Federal Occupational Safety and Health Act, and Laws relating to the public health, safety or protection of the environment (collectively, "ENVIRONMENTAL LAWS"). Except as disclosed on Schedule 3.24, there has been no assertion by any party that any Seller is in violation of any Laws. Specifically and without limiting the generality of the foregoing, except as disclosed on Schedule 3.24:

               (a) Except as permitted under applicable laws and regulations, including, without limitation, the federal Resource Conservation Recovery Act, 42 USC Section 6901 et seq. ("RCRA"), no Seller has accepted, processed, handled, transferred, generated, treated, stored or disposed of any Hazardous Material (as defined in Section 3.24(e) below) nor has any Seller accepted, processed, handled, transferred, generated, treated, stored or disposed of asbestos, medical waste, radioactive waste or municipal waste, except in compliance with Environmental Laws.

               (b) During any Seller's ownership or leasing of the Property owned or leased by it and, to the knowledge of each Seller and the Shareholders, prior to any Seller's ownership or leasing of such Property, no Hazardous Material, other than that allowed under Environmental Laws, including, without limitation, RCRA, has been disposed of, or otherwise released on any Property.

               (c) During any Seller's ownership or leasing of the Property owned or leased by it and, to the knowledge of each Seller and the Shareholders, prior to any Seller's ownership or leasing of such Property, no Property has ever been subject to or received any notice of any private, administrative or judicial action, or notice of any intended private, administrative or judicial action relating to the presence or alleged presence of Hazardous Material in, under, upon or emanating from any Property or any real property now or previously owned or leased by any Seller. There are no pending and, to each Seller's and Shareholder's knowledge, no threatened actions or proceedings from any governmental agency or any other entity involving remediation of any condition of the Property, including, without limitation, petroleum contamination, pursuant to Environmental Laws.

               (d) Except as allowed under Environmental Laws, no Seller has knowingly sent, transported or arranged for the transportation or disposal of any Hazardous Material, to any site, location or facility.

               (e) As used in this Agreement, "HAZARDOUS MATERIAL" means the substances (i) defined as "HAZARDOUS WASTE" in 40 CFR 261, and substances defined in any comparable Nebraska and South Dakota statute or regulation; (ii) any substance the presence of which requires remediation pursuant to any Environmental Laws; and (iii) any substance disposed of in a manner not in compliance with Environmental Laws.

        3.25 Powers of Attorney. No Seller has granted any power of attorney (except routine powers of attorney relating to representation before governmental agencies) or entered into any agency or similar agreement whereby a third party may bind or commit any Seller in any manner.

        3.26 Underground Storage Tanks. Except as set forth on Schedule 3.26, no underground storage tanks containing petroleum products or wastes or other hazardous substances regulated by 40 CFR 280 or Environmental Laws are currently or have been located on any Property. Except as set forth on Schedule 3.26, no Seller has ever owned or leased any real property not included in the Property having any underground storage tanks containing petroleum products or wastes or other hazardous substances regulated by 40 CFR 280. As to each such underground storage tank ("UST") identified on Schedule 3.26, each Seller has provided to Buyer, on Schedule 3.26:

               (a) the location of the UST, information and material, including any available drawings and photographs, showing the location, and whether any Seller currently owns or leases the property on which the UST is located (and if the Seller does not currently own or lease such property, the dates on which it did and the current owner or lessee of such property);

               (b) the date of installation and specific use or uses of the UST;

               (c) copies of tank and piping tightness tests and cathodic protection tests and similar studies or reports for each UST;

               (d) a copy of each notice to or from a governmental body or agency relating to the UST;

               (e) other material records with regard to the UST, including, without limitation, repair records, financial assurance compliance records and records of ownership; and

               (f) to the extent not otherwise set forth pursuant to the above, a summary description of instances, past or present, in which, to each Seller's, or Shareholder's knowledge, the UST failed to meet applicable standards and regulations for tightness or otherwise and the extent of such failure, and any other operational or environmental problems with regard to the UST, including, without limitation, spills, including spills in connection with delivery of materials to the UST, releases from the UST and soil contamination.

        Except to the extent set forth on Schedule 3.26, each Seller has complied with Environmental Laws regarding the installation, use, testing, monitoring, operation and closure of each UST described on Schedule 3.26.

        3.27 Patents, Trademarks, Trade Names, etc. Schedule 3.27 lists all patents, trade names, fictitious business names, trademarks, service marks, and copyrights owned by each Seller or which any Seller is licensed to use (other than licenses to use software for personal computer operating systems that were provided when the computer was purchased and licenses to use software for personal computers that are granted to retail purchasers of such software). No patents, trade secrets, know-how, intellectual property, trademarks, trade names, assumed names, copyrights, or designations used by any Seller in its business infringe on any patents, trademarks, or copyrights, or any other rights of any person. No Seller nor any of the Shareholders knows or has any reason to believe that there are any claims of third parties to the use of any such names or any similar name, or knows of or has any reason to believe that there exists any basis for any such claim or claims.

        3.28 Assets, etc., Necessary to Business. Each Seller owns or leases all properties and assets, real, personal, and mixed, tangible and intangible, and, except as disclosed on Schedules 3.5, 3.10(a), 3.10(c), 3.14(a) and 3.19, is a party to all Collection Franchises and Governmental Permits and other agreements necessary to permit it to carry on its business as presently conducted. All of said Collection Franchises and Governmental Permits and agreements have been duly obtained and, except as disclosed on Schedules 3.5, 3.8 - Part II, 3.10(a), 3.10(c), 3.14(a) and 3.19, are in full force and effect and there are no proceedings pending or threatened which may result in the revocation, cancellation, suspension or adverse modification of any of the same. No Seller nor any of the Shareholders has any knowledge of any reason why all such Collection Franchises and Governmental Permits and agreements will not remain in effect after consummation of the transactions contemplated hereby.

        3.29 Condemnation. No Property owned or leased by any Seller is the subject of, or would be affected by, any pending condemnation or eminent domain proceedings, and, to the knowledge of each Seller and the Shareholders, no such proceedings are threatened.

        3.30 Suppliers and Customers. The relations between each Seller and its customers are good. No Seller nor any of the Shareholders has knowledge of any fact (other than general economic and industry conditions) which indicates that any of the suppliers supplying products, components, materials or providing use of, or access to, landfills or disposal sites to each Seller intends to cease providing such items to any Seller, nor does any Seller or any of the Shareholders have knowledge of any fact (other than general economic and industry conditions) which indicates that any of the customers of any Seller intends to terminate, limit or reduce its business relations with any Seller.

        3.31 Absence of Certain Business Practices. No Seller nor any of the Shareholders has directly or indirectly within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of any Seller in connection with any actual or proposed transaction which (a) might subject any Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have had an adverse effect on the financial condition, business or results of operations of any Seller, or (c) if not continued in the future, might adversely affect the financial condition, business or operations of any Seller or which might subject any Seller to suit or penalty in any private or governmental litigation or proceeding.

        3.32 Related Party Transactions. None of the Shareholders or their respective Affiliates has entered into any transaction with or is a party to any agreement, lease or other instrument, or as of the date of this Agreement is indebted to or is owed money by, any Seller not disclosed on the Financial Statements delivered to Buyer prior to the Signing Date. Except as disclosed in the Financial Statements, none of the Shareholders or their Affiliates owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee, shareholder or partner of, or consultant or lender to or borrower from or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of any Seller.

        3.33 Disclosure Schedules. Any matter disclosed on any Schedule to this Agreement shall be deemed to have been disclosed on every other Schedule that refers to such Schedule by cross reference so long as the nature of the matter disclosed is obvious from a fair reading of the Schedule on which the matter is disclosed.

        3.34 No Misleading Statements. The representations and warranties of each Seller and Shareholder contained in this Agreement, the Exhibits and Schedules hereto and all other documents and information furnished to Buyer and its representatives pursuant hereto are complete and accurate in all material respects and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading.

        3.35 Accurate and Complete Records. The corporate minute books, stock ledgers, books, ledgers, financial records and other records of each Seller:

               (a) have been made available to Buyer and its agents at each Seller's offices or at the offices of Buyer's attorneys or each Seller's attorneys;

               (b) have been, in all material respects, maintained in accordance with all applicable laws, rules and regulations; and

               (c) are accurate and complete, and with respect to the Corporations, reflect all material corporate transactions required to be authorized by the Boards of Directors and/or shareholders of the Corporations and do not contain or reflect any material discrepancies.

        3.36 Knowledge. Wherever reference is made in this Agreement to the "KNOWLEDGE" of the Shareholders, such term means the actual knowledge of the Shareholders or any knowledge which should have been obtained by the Shareholders upon reasonable inquiry by a reasonable business person. In the case of a Shareholder that is a trust, the term "knowledge" means the actual knowledge of the trustee or trustees of the trust or any knowledge which should have been obtained by the trustee or trustees upon reasonable inquiry by a reasonable business person. Wherever reference is made in this Agreement to the "knowledge" of a Seller, such term means the actual knowledge of any management employee, and in the case of a Corporation, any officer or director, of any Seller or any knowledge which should have been obtained by any such person upon reasonable inquiry by a reasonable business person.

        3.37 Brokers; Finders. No person has acted directly or indirectly as a broker, finder or financial advisor for the Sellers or the Shareholders in connection with the transactions contemplated by this Agreement and no person is entitled to any broker's, finder's, financial advisory or similar fee or payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of the Sellers or the Shareholders.

        3.38 Investment Representations. The Shareholders further represent that:

               (a) Each of the Shareholders has such knowledge and experience in financial matters, either alone or with the Shareholder's professional advisors, that he or she is capable of evaluating the merits and risks of the investment in the Shares.

               (b) Darin, Kristie, Lee and Betty are residents of the State of South Dakota and the other Shareholders are residents of the State of Nebraska.

               (c) Each of the Shareholders has had access to such information relating to WCI as such Shareholder feels is reasonably necessary to make an informed investment decision with respect to the Shares, including, without limitation, WCI's Prospectus dated May 21, 1998. Each of the Shareholders understands that the Shares are not covered by the Prospectus, but rather that such Prospectus has been given to the Shareholders to provide them information about WCI.

               (d) Each of the Shareholders has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain additional information that WCI possesses or can obtain without unreasonable effort or expense that is necessary to verify the accuracy of the information provided.

               (e) Each of the Shareholders is acquiring the Shares pursuant to this Agreement for its own account, not as a nominee or agent. No one else has any interest, beneficial or otherwise, in any of the Shares.

               (f) Each of the Shareholders is able to bear the economic risk of such an investment in the Shares, is aware that he, she or it must be prepared to hold such Shares for an indefinite period and is aware that the Shares have not been registered under the Act, or registered or qualified under the securities laws of any state, on the ground, among others, that no unregistered distribution or public offering of Shares is to be effected and the Shares are being issued by WCI without any public offering within the meaning of section 4(2) of the Act.

               (g) Without in any way limiting the representations herein, each of the Shareholders further agrees that such Shareholder shall not encumber, pledge, hypothecate, sell, transfer, assign or otherwise dispose of, or receive any consideration for, any Shares or any interest in them, unless and until prior to any proposed encumbrance, pledge, hypothecation, sale, transfer, assignment or other disposition, (i) a registration statement on Form S-1 or S-3 (or any other form appropriate for the purpose or replacing such form) under the Act with respect to the shares proposed to be transferred or otherwise disposed of shall be then effective (ii)(a) he, she or it shall have furnished WCI with a detailed statement of the circumstances of the proposed disposition, and (b) he, she or it shall have furnished WCI with an opinion of counsel or no-action letter issued by the Staff of the Securities and Exchange Commission ("SEC") (obtained at the Shareholders' expense) in form and substance satisfactory to WCI to the effect that such disposition will not require registration of any such Shares under the Act or qualification of any such Shares under any other securities law; or (iii) Rule 144 is available with respect to such transaction.

               (h) Each of the Shareholders understands and agrees that each certificate or other instrument representing the Shares will bear a legend on the face thereof (or on the reverse thereof with a reference to such legend on the face thereof) which legend restricts the sale, transfer or other disposition of the Shares otherwise than in accordance with Sections 3.38(g) of this Agreement provided, however, that WCI shall, on the request of any of the Shareholders, cause such legends to be removed from the certificates or other instrument evidencing the Shares if such Shareholder has held such Shares for the period contemplated by Rule 144(k) under the

Act and if the Shareholder is not then and has not been during the three months preceding such request an affiliate of WCI (as defined in Rule 144 under the Act).

               (i) Each of the Shareholders understands and agrees that the Shares will be "restricted securities" as that term is defined in Rule 144 under the Act and, accordingly, that the Shares must be held for one year from the Closing Date unless subsequently registered under the Act or an exemption from such registration is available.

               (j) The Shareholders agree to be bound with respect to the Shares by any "lock up" provisions to which the executive officers and directors of WCI are also bound as may be requested by any underwriters of any offering of WCI Stock or securities convertible into WCI Stock.

        3.39 S Corporation. J & J Sanitation Inc. has elected to be taxed as an S Corporation under the Internal Revenue Code of 1986, as amended, for all of the years listed on Schedule 3.39.

        3.40 Contract Extensions. Each solid waste collection contract in the form attached as Schedule 3.40 shall automatically renew on the termination of such contract on the same terms and conditions for additional annual terms unless either party to such contract notifies the other in writing within sixty
(60) days from the date of the annual expiration date of its intention not to renew the contract.

4.      REPRESENTATIONS AND WARRANTIES OF WCI AND BUYER

        WCI and Buyer represent and warrant to the Shareholders that each of the following representations and warranties is true as of the date of this Agreement and will be true as of the Closing Date, and agree that such representations and warranties shall survive the Closing:

        4.1 Existence and Good Standing. WCI and Buyer are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. WCI and WCI have full corporate power and authority to own and lease its properties and to carry on its business as now conducted. WCI is not required to be qualified or licensed to conduct business as a foreign corporation in any jurisdiction where the failure to be so qualified would have a material adverse effect on its financial condition. Buyer is qualified to transact business as a foreign corporation in the States of Nebraska and South Dakota.

        4.2 No Contractual Restrictions. No provisions exist in any article, document or instrument to which Buyer is a party or by which it is bound which would be violated by consummation of the transactions contemplated by this Agreement.

        4.3 Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by WCI and Buyer and, subject to the due authorization, execution and delivery by the Sellers and the Shareholders, constitutes a legal, valid and binding obligation of WCI and Buyer. Each of WCI and Buyer has full corporate power, legal right and corporate authority to enter into and perform its obligations under this Agreement and to carry on its business as presently conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and conditions hereof do not and will not, after the giving of notice, or the lapse of time or otherwise: (a) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to WCI or Buyer; (b) conflict with any of the provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of WCI or Buyer; or (c) conflict with, result in a breach of or constitute a default under any material agreement or instrument to which WCI or Buyer is a party or by which it is bound.

        4.4 Status of Shares. The Shares delivered to the Shareholders at the Closing are duly authorized and delivered shares of WCI, and shall be fully paid and nonassessable.

        4.5 No Misleading Statements. The representations and warranties of WCI and Buyer contained in this Agreement, the Exhibits and Schedules hereto and all other documents and information furnished to the Shareholders pursuant hereto are materially complete and accurate, and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading as of the Closing Date.

        4.6 Brokers; Finders. No person has acted directly or indirectly as a broker, finder or financial advisor for WCI and Buyer in connection with the transactions contemplated by this Agreement and no person is entitled to any broker's, finder's, financial advisory or similar fee or payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of WCI and Buyer.

        4.7 Disclosure Schedules. Any matter disclosed by WCI and Buyer on any Schedule to this Agreement shall be deemed to have been disclosed on every other Schedule that refers to such Schedule by cross reference so long as the nature disclosed is obvious from a fair reading of the Schedule on which the matter is disclosed.

5.      COVENANTS FROM SIGNING TO CLOSING DATE

        5.1 Operations. Between the Signing Date and the Closing Date, each Seller will, and the Shareholders will cause each of the Corporations to:

               (a) carry on its business in substantially the same manner as it has heretofore and not introduce any material new method, or discontinue any existing material method, of operation or accounting;

               (b) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

               (c) perform all of its material obligations under agreements relating to or affecting its assets, properties, business operations and rights;

               (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

               (e) use its best efforts to maintain and preserve its business organization intact, retain its present employees and maintain its relationship with suppliers, customers and others having business relations with it;

               (f) file on a timely basis all notices, reports or other filings required to be filed with or reported to any federal, state, municipal or other governmental department, commission, board, bureau, agency or any instrumentality of any of the foregoing wherever located with respect to the continuing operations of each Seller;

               (g) maintain material compliance with all Collection Franchises and Governmental Permits and all laws, rules, regulations and consent orders;

               (h) file on a timely basis all complete and correct applications or other documents necessary to maintain, renew or extend any site assessment, permit, license, variance or any other approval required by any governmental authority necessary and/or required for the continuing operation of each Corporation's business operations, whether or not such approval would expire before or after the Closing; and

               (i) advise Buyer promptly in writing of any material change in any document, Schedule, Exhibit, or other information delivered pursuant to this Agreement.

        5.2 No Change. Between the Signing Date and the Closing Date, no Seller will, and the Shareholders will not permit any Corporation to, take any action described below without the prior written consent of WCI:

               (a) with respect to the Corporations, make any change in its Articles of Incorporation or Bylaws;

               (b) with respect to the Corporations, authorize, issue, transfer or distribute any securities;

               (c) with respect to the Corporations, declare or pay any dividend or make any distribution in respect of its capital stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its capital stock;

               (d) enter into any contract or commitment or incur or agree to incur any liability other than in the ordinary course of business other than the transactions contemplated by this Agreement or make any single capital expenditure in excess of $10,000 or in excess of $25,000 in the aggregate during any consecutive 30 day period without regard to whether such capital expenditure is in the ordinary course of business;

               (e) except as set forth on Schedule 3.16, change or promise to change the compensation payable or to become payable to any director, officer, employee or agent, or make or promise to make any bonus payment to any such person;

               (f) create, assume or otherwise permit the imposition of any mortgage, pledge or other lien or encumbrance upon or grant any option or right of first refusal with respect to any assets or properties whether now owned or hereafter acquired;

               (g) sell, assign, lease or otherwise transfer or dispose of any property or equipment other than in the ordinary course of business;

               (h) merge or consolidate or agree to merge or consolidate with or into any firm, corporation or other entity;

               (i) waive any material rights or claims;

               (j) amend or terminate any material agreement or any site assessment, permit, license or other right;

               (k) enter into any other transaction outside the ordinary course of the Corporation's business or prohibited hereunder; or

               (l) take any action or suffer or permit any event to occur that would cause any representation or warranty of the Sellers or the Shareholders to become untrue as of the Closing Date.

        5.3 Obtain Consents. Promptly after the execution of this Agreement, each Seller will, and the Shareholders shall cause each Corporation to, make all filings and take all steps reasonably necessary to obtain all other approvals and consents required to be obtained by each Seller or the Shareholders to consummate the transactions contemplated by this Agreement and otherwise to satisfy the conditions of Section 6.7.

        5.4 Access; Confidential Information. Between the Signing Date and the Closing Date, the Shareholders and each Seller will, and the Shareholders will cause each Corporation to, afford to the officers and authorized representatives of Buyer, including, without limitation, its engineers, counsel, independent auditors and investment bankers, access to the Facilities, plants, Properties and other properties, books and records of each Seller, and will furnish Buyer with such additional financial and operating data and other information as to the business and properties of each Seller as Buyer may from time to time reasonably request. The Shareholders will and will cause each Corporation to cooperate with Buyer, its representatives and counsel in the preparation of any documents or other material which may be required by any governmental agency. Buyer will cause all information obtained from the Shareholders and each Seller in connection with the negotiation and performance of this Agreement which the Shareholders or the Sellers have stamped or otherwise marked as confidential to be treated as confidential (except such information which is in the public domain or which Buyer may be required to disclose to any governmental agency, or pursuant to any court or regulatory agency order) and will not use, and will not knowingly permit others to use, any such confidential information in a manner detrimental to any Seller or the Shareholders. The Sellers will not, and the Shareholders will not and will cause the Sellers not to, disclose to any third persons other than their accountants, bankers or legal counsel any of the terms or provisions of this Agreement prior to or after the Closing Date without the prior written consent of WCI.

        5.5 Notice of Material Adverse Change. WCI shall promptly notify the Shareholders' Representative of any material adverse change in its business or financial condition between the Signing Date and the Closing Date.

6.      CONDITIONS PRECEDENT TO OBLIGATION OF BUYER TO CLOSE

        The obligations of Buyer under this Agreement are subject to the satisfaction, at or before Closing, of all of the following conditions precedent, unless waived in writing by Buyer:

        6.1 Representations and Warranties. All representations and warranties of the Sellers and the Shareholders contained in this Agreement or in any statement, Exhibit, Schedule, certificate or document delivered by the Sellers or the Shareholders under this Agreement shall be true, correct and complete on and as of the date when made and at all times prior to the Closing Date, shall be deemed to be made again on the Closing Date, and shall then be true, correct and complete in all material respects as of the Closing Date.

        6.2 Conditions. Each Seller and the Shareholders shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them on or before the Closing Date.

        6.3 No Material Adverse Change. Since the Signing Date, there shall not have been any material adverse change in the condition (financial or otherwise), business, properties or assets of any Seller.

        6.4 Certificates. The President of each Corporation shall have delivered to Buyer a certificate, dated as of the Closing Date, in form and substance satisfactory to Buyer, certifying to the fulfillment of the conditions set forth in Sections 6.1, 6.2 and 6.3, and the Shareholders shall have delivered to Buyer a certificate dated as of the Closing Date, in form and substance satisfactory to Buyer, certifying to the fulfillment of the conditions set forth in Section 6.1, 6.2 and 6.3 applicable to the Shareholders.

        6.5 No Litigation. None of the transactions contemplated hereby shall have been enjoined by any court or by any federal or state governmental branch, agency, commission or regulatory authority and no suit or other proceeding challenging the transactions contemplated hereby shall have been threatened or instituted and no investigative or other demand shall have been made by any federal or state governmental branch, agency, commission or regulatory authority.

        6.6 Other Deliveries. The Shareholders shall have delivered the items which they are required to deliver under Section 8 of this Agreement.

        6.7 Governmental Approvals; Consents to Transfer. All governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this

Agreement shall have been received, and each other party whose consent is required to the transactions contemplated by this Agreement, including without limitation (if applicable) each party to any contract with any Seller, each municipality or other jurisdiction that has granted a franchise to any Seller and each jurisdiction issuing or granting any other Governmental Permit, shall have consented to such transactions, and every other Required Governmental Consent shall have been obtained.

        6.8 Release of Security Interests. All security interests in assets of each Seller that have been created in favor of financial institutions or other lenders to secure indebtedness of the Shareholders or their Affiliates shall have been released.

7.      CONDITIONS PRECEDENT TO OBLIGATION OF THE SHAREHOLDERS TO
        CLOSE

        The obligations of the Shareholders and Corporations under this Agreement are subject to the satisfaction, at or before Closing, of all of the following conditions precedent, unless waived in writing by the Shareholders:

        7.1 Representations and Warranties. All representations and warranties of WCI and Buyer contained in this Agreement or in any statement, Exhibit, Schedule, certificate or document delivered by WCI or Buyer under this Agreement shall be true, correct and complete on and as of the date when made and at all times prior to the Closing Date, shall be deemed to be made again on the Closing Date, and shall then be true, correct and complete in all respects as of the Closing Date.

        7.2 Conditions. Buyer shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it on or before the Closing Date.

        7.3 Certificate. Buyer shall have delivered to the Shareholders a certificate, dated as of the Closing Date, in form and substance satisfactory to the Shareholders, certifying to the fulfillment of the conditions set forth in Sections 7.1 and 7.2.

        7.4 No Litigation. None of the transactions contemplated hereby shall have been enjoined by any court or by any federal or state governmental branch, agency, commission or regulatory authority and no suit or other proceeding challenging the transactions contemplated hereby shall have been threatened or instituted and no investigative or other demand shall have been made by any federal or state governmental branch, agency, commission or regulatory authority.

        7.5 Other Deliveries. Buyer shall have delivered the items which it is required to deliver under Section 8 of this Agreement.

8.      CLOSING DELIVERIES

        At the Closing, the respective parties shall make the deliveries indicated:

        8.1 WCI and Buyer Deliveries.

               (a) WCI shall deliver the cash portion of the Purchase Price required to be delivered on the Closing Date pursuant to Section 1.5.

               (b) WCI shall deliver to the Shareholders the Note pursuant to
Section 1.5(c).

               (c) Buyer shall execute and deliver the Escrow Agreement and deliver the Escrow Shares to the Escrow Agent.

               (d) Buyer shall execute and deliver an Employment Agreement with Darin and Lee (collectively, the "KEY MANAGERS"), substantially in the form of
Exhibit 8.1(f).

               (e) WCI shall execute and deliver the Second Amended and Restated Investors' Rights Agreement in the form of Exhibit 8.1(g).

               (f) Buyer shall execute and deliver a Solid Waste Delivery Agreement substantially in the form of Exhibit 8.1(h).

        8.2    Shareholders' Deliveries.

               (a) The Shareholders shall deliver to Buyer the certificates representing the outstanding Corporations' Stock free and clear of all liens, security interests, claims and encumbrances, accompanied by a stock power duly executed in blank.

               (b) The Owner shall deliver to Buyer (and/or its designee) an executed bill of sale or bills of sale and other instruments of transfer and conveyance for the full and complete transfer, conveyance, assignment and delivery to Buyer on the Closing Date of all of the Owner's right, title and interest in and to all of the Assets, accompanied by all third party consents required with respect thereto, including, without limitation, written evidence of the release of the liens and encumbrances with respect to the Assets;

               (c) The Owner shall deliver to Buyer an executed assignment or transfer of the Assumed Contracts and Governmental Permits accompanied by all third party consents required with respect thereto;

               (d) The Shareholders shall deliver to Buyer (and/or its designee) all motor vehicle registrations and ownership documents for the motor vehicles being acquired by Buyer;

               (e) The Shareholders shall deliver to Buyer an opinion of counsel for the Shareholders, dated as of the Closing Date, in substantially the form attached hereto as Exhibit 8.2(e).

               (f) The Shareholders shall deliver evidence reasonably satisfactory to Buyer that all required third-party consents to the transactions contemplated hereby, including without limitation all Required Governmental Consents and all required consents of the landlords under all real estate leases to which any Seller is a party, were obtained and the Shareholders shall deliver an estoppel certificate from the landlords under all real estate leases to which any Seller is a party confirming the terms thereof and the rental amount owing thereunder, certifying that such lease is in full force and effect, that the Seller is not in default under any of the terms or conditions thereof, that there have been no amendments or modifications to any such lease (or specifying the same), and otherwise containing such statements and certifications as Buyer may require.

               (g) Each Seller shall deliver to Buyer evidence satisfactory to Buyer showing that all written employment contracts and all oral employment contracts other than those that are terminable "at will" without payment of severance (other than normal severance benefits approved by Buyer) or other benefits with non-union employees of each Seller (including, without limitation, stock options or other rights to obtain equity in any Corporation) have been terminated, effective on or before the Closing Date.

               (h) The Shareholders shall cause each officer and director of each Corporation to deliver a resignation as an officer and/or director of each Corporation together with a general release of each officer and director who is not a Shareholder releasing each Corporation from all obligations under any indemnification agreements, the charter documents of each Corporation, or otherwise, arising out of or relating to this Agreement or the consummation of the transactions contemplated thereby, other than obligations arising after the Closing Date under this Agreement.

               (i) The Shareholders shall execute and deliver the Escrow Agreement.

               (j) The Shareholders shall deliver to Buyer a counterpart of the Employment Agreements executed by the Key Managers in the form of Exhibit 8.1(f).

               (k) Each Shareholder shall execute and deliver the Second Amended and Restated Investors' Rights Agreement in the form of Exhibit 8.1(g).

               (l) Great Plains shall execute and deliver the Solid Waste Delivery Agreement in the form of Exhibit 8.1(h).

9.      ADDITIONAL COVENANTS OF WCI, BUYER, THE SELLERS AND THE
        SHAREHOLDERS

        9.1 No Delay. The Sellers, the Shareholders, WCI and Buyer covenant and agree from and after the date hereof not to hinder in any way or unreasonably delay the Closing Date and to use their respective reasonable efforts to obtain required Governmental Consents and otherwise to cause the Closing Date to occur as soon as reasonably practicable after the Signing Date, provided, however, that in using its reasonable efforts WCI and Buyer shall not be required to take any action or to agree to any condition, including without limitation any condition imposed by any government authority with respect to the transfer of any Governmental Permit, that, in WCI's reasonable judgment, imposes a materially adverse financial burden or operating condition on WCI.

        9.2 Release of Guaranties. WCI shall use reasonable efforts to obtain the termination and release promptly after the Closing Date of the personal guaranties of the Shareholders listed on Schedule 9.2, all of which relate to indebtedness of each Seller included in the Financial Statements as of the Balance Sheet Date or WCI and Buyer shall indemnify the Shareholders and hold them harmless from and against all losses, expenses or claims by third parties to enforce or collect indebtedness owed by each Seller as of the Closing Date which is personally guaranteed by the Shareholders pursuant to such guaranties. The Shareholders may notify the obligees under such guaranties that they have terminated their obligations under such guaranties. The Shareholders shall cooperate with WCI in obtaining such releases.

        9.3 Release of Security Interests. Between the Signing Date and the Closing Date, the Shareholders and their respective Affiliates shall cause those security interests in the assets of each Seller that have been created in favor of financial institutions or other lenders to secure indebtedness (other than indebtedness of the Seller) of the Shareholders or their respective Affiliates to be released in a manner reasonably satisfactory to WCI, and shall cause all guaranties by each Seller relating to the indebtedness of the Shareholders to be released to the reasonable satisfaction of WCI.

        9.4 Confidentiality. No Seller nor any of the Shareholders shall disclose or make any public announcements of the transactions contemplated by this Agreement without the prior written consent of WCI, unless required to make such disclosure or announcement by law, in which event the party making the disclosure or announcement shall notify WCI at least 24 hours before such disclosure or announcement is expected to be made. WCI shall not disclose or make any public announcement of the transactions contemplated by this Agreement without the prior written consent of the Shareholders' Representative, unless in connection with the initial public offering of WCI Stock or otherwise required to make such disclosure or announcement by law, in which event WCI shall notify the Shareholders' Representative at least 24 hours before such disclosure or announcement is expected to be made.

        9.5 Brokers and Finders Fees. Each party shall pay and be responsible for any broker's, finder's or financial advisory fee incurred by such party in connection with the transactions contemplated by this Agreement.

        9.6 Taxes. WCI shall reasonably cooperate, at the expense of the Shareholders, with the Shareholders with respect to any matters involving the Shareholders arising out of the Shareholders' ownership of the Sellers prior to the Closing, including matters relating to tax returns and any tax audits, appeals, claims or litigation with respect to such tax returns or the preparation of such tax returns. In connection therewith, WCI shall make available to the Shareholders such files, documents, books and records of each Seller for inspection and copying as may be reasonably requested by the Shareholders and shall cooperate with the Shareholders with respect to retaining information and documents which relate to such matters.

        9.7 Short Year Tax Returns. After the Closing Date, the Shareholders shall prepare at their sole cost and expense, all short year federal, state, county, local and foreign tax returns required by law for the period beginning with the first day of each Seller' fiscal year in which the Closing occurs and ending with the Closing Date. Each such return shall be prepared in a financially responsible and conservative manner and shall be delivered to WCI together with all necessary supporting schedules within 120 days following the Closing Date for its approval (but such approval shall not relieve the Shareholders of their responsibility for the taxes assessed under these returns). The Shareholders shall be responsible for the payment of all taxes shown to be due or that may come to be due on such returns or otherwise relating to the period prior to the Closing Date in excess of the amount of any reserve for taxes included in Closing Date Current Liabilities. The Shareholders shall also be responsible for all taxes arising from the conversion of each Seller from a cash to accrual basis of reporting whether or not due on such returns or on the first return filed by each Seller for the period commencing after the Closing Date. At the time of the delivery of the returns, shall contemporaneously deliver to WCI checks payable to the respective taxing authorities in amounts equal to the amount due. WCI shall sign tax returns and cause such returns to be timely filed with the appropriate authorities. The Shareholders shall be entitled to receive all refunds shown on said returns and any such refunds received by any Seller or WCI shall be remitted to the Shareholders.

        9.8 Certain Tax Matters. The Shareholders acknowledge that WCI may make an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, with respect to the Corporations. The Shareholders agree that WCI, in its discretion, may make such election; provided, however, that such election shall be made no later than the due date for such election. If such election is made by WCI:

               (a) WCI shall be authorized to complete Form 8023-A;

               (b) The Shareholders shall sign such completed Form 8023-A at the Closing; and

               (c) WCI shall determine the allocation of the Purchase Price among the assets (including intangible assets) of the Corporations.

               (d) If WCI does make its election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, WCI shall reimburse the Shareholders and the Corporations for any additional taxes, penalties, interest and costs of preparation of amended income tax returns incurred due to such election resulting from the recapture of depreciation previously taken on various assets of the Corporations at ordinary income instead of capital gain rates. Such reimbursement shall be in a sum computed by a simultaneous equation computing the additional tax owed by the Shareholders, as well as the tax on the payment of that sum.

        9.9    Shareholders' Representative.

                      (a) In order to administer efficiently the rights and obligations of the Shareholders under this Agreement, the Shareholders hereby designate and appoint Garry as the Shareholders' Representative, to serve as the Shareholders' agent, proxy and attorney-in-fact for the limited purposes set forth in this Agreement.

                      (b) Each of the Shareholders hereby appoints the Shareholders' Representative as such Shareholder's agent, proxy and attorney-in-fact, with full power of substitution, for all purposes set forth in this Agreement, including, without limitation, the full power and authority on such Shareholder's behalf (i) to consummate the transactions contemplated by this Agreement, (ii) to disburse any funds received hereunder to the Shareholders, (iii) to execute and deliver on behalf of each Shareholder any amendment or waiver under this Agreement, to agree to the amount of the actual Closing Date Debt, Closing Date Current Assets and Closing Date Current Liabilities pursuant to Sections 1.5(a), and to agree to resolution of all Claims hereunder, (iv) to retain legal counsel and other professional services, at the expense of the Shareholders, in connection with the performance by the Shareholders' Representative of this Agreement, and (v) to do each and every act and exercise any and all rights which such Shareholder or Shareholders are permitted or required to do or exercise under this Agreement and the other agreements, documents and certificates executed in connection herewith. Each of the Shareholders agrees that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Shareholders' Representative and shall survive the death, bankruptcy or other incapacity of any Shareholder.

                      (c) Each of the Shareholders hereby agrees that any amendment or waiver under this Agreement, and any action taken on behalf of the Shareholders to enforce the rights of the Shareholders under this Agreement, and any action taken with respect to any adjustment or Claim (including any action taken to object to, defend, compromise or agree to the payment of such adjustment or Claim), shall be effective if approved in writing by persons who were the holders of a majority of the Corporations' Stock immediately prior to the Closing, and that each and every action so taken shall be binding and conclusive on every Shareholder, whether or not such Shareholder had notice of, or approved, such amendment or waiver.

                      (d) Garry shall serve as the Shareholders' Representative until he resigns or is otherwise unable or unwilling to serve. In the event that a Shareholders' Representative resigns from such position or is otherwise unable or unwilling to serve, the remaining Shareholders shall select, by the vote of the holders of a majority of the Corporations' Stock immediately prior to the Closing, a successor representative to fill such vacancy, shall provide prompt written notice to WCI of such change and such substituted representative shall then be deemed to be the Shareholders' Representative for all purposes of this Agreement.

        9.10 General Release by Shareholders. Each of the Shareholders hereby fully releases and discharges each Seller and, with respect to the Corporations, its directors, officers, agents and employees from all rights, claims and actions, known or unknown, of any kind whatsoever, which any of such Shareholders now has or may hereafter have against any Seller and, with respect to the Corporations, its directors, officers, agents and employees, arising out of or relating to events arising prior to or on the Closing Date, except (a) as may be described in written contracts disclosed in Schedule 9.10 and expressly described and specifically excepted from this release in Schedule 9.10, (b) compensation as an employee of any Seller for current periods expressly described and excepted from such release on schedule 9.10, and (c) for the obligations of each Seller arising after the Closing Date under this Agreement. Specifically, but not by way of limitation, each of the Shareholders waives any right of indemnification, contribution or other recourse against each Seller which he now has or may hereafter have against any Seller with respect to representations, warranties or covenants made in this Agreement by each Seller.

               Each of the Shareholders hereby waives and relinquishes all rights and benefits afforded by Section 1542 of the California Civil Code, which states as follows:

               "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS TO WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Each of the Shareholders understands and acknowledges the significance and consequence of this waiver of Section 1542 and nevertheless elects to, and does, release those claims described in this Section 9.10, known or unknown, that it may have now or in the future arising out of or relating to any event arising on or prior to the date of this Agreement.

        9.11 Great Plains' Deliveries. Thirty (30) days prior to the Test Date, Great Plains shall deliver to Buyer copies of compiled, reviewed or audited financial statements for its most recent fiscal year and unaudited interim financial statements for the period beginning on the first day of Great Plains' current fiscal year and ending on the Test Date.

        9.12 Great Plains' Covenants. Between the Request Period and the Delivery Date, Great Plains shall observe the covenants in Sections 5.1, 5.2,
5.3 and 5.4.

        9.13 Transfer Facility Use Agreement. Between the Closing Date and the first operating day of Great Plains' O'Neill, Nebraska transfer facility, Great Plains and the Corporations shall use all reasonable efforts to enter into an agreement whereby the Corporations are granted use of a portion of the facility, such reasonable efforts to include obtaining the consent of the City of O'Neill to such use.

10.     INDEMNIFICATION

        10.1 Indemnity by the Shareholders. Each of the Shareholders, jointly and severally, subject to the limitations set forth in Section 10.2, covenants and agrees that he will indemnify and hold harmless WCI and Buyer, each Corporation and their respective directors, officers and agents and their respective successors and assigns (collectively the "WCI INDEMNITEES"), from and after the Signing Date and until the third anniversary of the Closing Date, against any and all losses, damages, assessments, fines, penalties, adjustments, liabilities, claims, deficiencies, costs, expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation), expenditures, including, without limitation, any "Environmental Site Losses" (as such term is hereinafter defined) identified by a WCI Indemnitee in a Claims Notice (as defined in Section 10.3(a)), or asserted by a WCI Indemnitee in litigation commenced against the Shareholders provided that in either case any such Claims Notice shall be given or the litigation commenced prior to the earlier of the third anniversary of this Agreement or the expiration of the applicable statute of limitations (irrespective of the date of discovery), with respect to each of the following contingencies (all, the "10.1 INDEMNITY EVENTS"):

               (a) Any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of the Shareholders or any Seller pursuant to the terms of this

Agreement or any misrepresentation in or omission from any Exhibit, Schedule, list, certificate, or other instrument furnished or to be furnished to WCI or Buyer pursuant to the terms of this Agreement, regardless of whether, in the case of a breach of a representation or a warranty, WCI or Buyer relied on the truth of such representation or warranty or had any knowledge of any breach thereof.

               (b) The design, development, construction or operation of any Facility or any other "Environmental Site" as hereinafter defined, or the installation or operation of a UST during any period on or prior to the Closing Date, in excess of the amount of liability with respect thereto, if any, set forth on Part II of Schedule 3.7. As used in this Agreement, "ENVIRONMENTAL SITE" shall mean any Facility, any UST and any other waste storage, processing, treatment or disposal facility, and any other business site or any other real property owned, leased, controlled or operated by any Seller or by any predecessor thereof on or prior to the Closing Date. As used in this Agreement, "ENVIRONMENTAL SITE LOSSES" shall mean any and all losses, damages (including exemplary damages and penalties), liabilities, claims, deficiencies, costs, expenses, and expenditures (including, without limitation, expenses in connection with site evaluations, risk assessments and feasibility studies) arising out of or required by an interim or final judicial or administrative decree, judgment, injunction, mandate, interim or final permit condition or restriction, cease and desist order, abatement order, compliance order, consent order, clean-up order, exhumation order, reclamation order or any other remedial action that is required to be undertaken under federal, state or local law in respect of operating activities on or affecting any Facility, any UST or any other Environmental Site, including, but not limited to (x) any actual or alleged violation of any law or regulation respecting the protection of the environment, including, but not limited to, RCRA and CERCLA or any other law or regulation respecting the protection of the air, water and land and (y) any remedies or violations, whether by a private or public action, alleged or sought to be assessed as a consequence, directly or indirectly, of any "Release" (as defined below) of pollutants (including odors) or Hazardous Substances from any Facility, any UST or any other Environmental Site resulting from activities thereat, whether such Release is into the air, water (including groundwater) or land and whether such Release arose before, during or after the Closing Date. The term "RELEASE" as used herein means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the ambient environment. Notwithstanding anything in this paragraph to the contrary, it is specifically understood and agreed that a Release composed solely of Hazardous Substances contained in household waste lawfully disposed of in a landfill during the time any Seller owned and/or operated such landfill does not constitute an Environmental Site Loss.

               (c) All matters on Schedule 3.8 - Part II.

               (d) All actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incident to any of the foregoing, to the extent provided under Nebraska law.

        10.2   Limitations on Shareholders' Indemnities.

               (a) Subject to the provisions of 10.2(b) hereof, the obligations of the Shareholders to indemnify the WCI Indemnitees as provided in Section 10.1 shall be equal to the amount by which the cumulative amount of all such liabilities, claims, damages deficiencies, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses, expenditures and Environmental Site Losses with respect to any or all 10.1 Indemnity Events exceed $35,000 (the "GENERAL DEDUCTIBLE AMOUNT").

               (b) The maximum amount which Buyer can recover as a result of one or more 10.1 Indemnity Events shall not exceed:

                      (i) sixty-five percent (65%) of the Purchase Price (as adjusted pursuant to Section 1.5(a) hereof) if the 10.1 Indemnity Event occurs during the time period from the Closing Date to, and including, the first anniversary of the Closing Date; and

                      (ii) fifty percent (50%) of the Purchase Price (as adjusted pursuant to Section 1.5(a) hereof) if the 10.1 Indemnity Event occurs during the time period from the first anniversary of the Closing Date to, and including, the third anniversary of the Closing Date.

For this purpose, the Shares shall be valued at the Average Closing Price.

        10.3   Notice of Indemnity Claim.

               (a) In the event that any claim ("CLAIM") is hereafter asserted against or arises with respect to any WCI Indemnitee as to which such Indemnitee may be entitled to indemnification hereunder, the WCI Indemnitee shall notify the Shareholders (as applicable collectively, the "INDEMNIFYING PARTY") in writing thereof (the "CLAIMS NOTICE") within 60 days after (i) receipt of written notice of commencement of any third party litigation against such WCI Indemnitee, (ii) receipt by such WCI Indemnitee of written notice of any third party claim pursuant to an invoice, notice of claim or assessment, against such WCI Indemnitee, or (iii) such WCI Indemnitee becomes aware of the existence of any other event in respect of which indemnification may be sought from the Indemnifying Party (including, without limitation, any inaccuracy of any representation or warranty or breach of any covenant). The Claims Notice shall describe the Claim and the specific facts and circumstances in reasonable detail, and shall indicate the amount, if known, or an estimate, if possible, of the losses that have been or may be incurred or suffered by the WCI Indemnitee.

               (b) The Indemnifying Party may elect to defend any Claim for money damages where the cumulative total of all Claims (including such Claims) do not exceed the limit set forth in Section 10.2 at the time the Claim is made, by the Indemnifying Party's own counsel; provided, however, the Indemnifying Party may assume and undertake the defense of such a third party Claim only upon written agreement by the Indemnifying Party that the Indemnifying Party is obligated to fully indemnify the WCI Indemnitee with respect to such action. The WCI Indemnitee may participate, at the WCI Indemnitee's own expense, in the defense of any Claim assumed by the Indemnifying Party. Without the written approval of the WCI Indemnitee, which approval shall not be unreasonably withheld, the Indemnifying Party shall not agree to any compromise of a Claim defended by the Indemnifying Party.

               (c) If, within thirty (30) days of the Indemnifying Party's receipt of a Claims Notice, the Indemnifying Party shall not have provided the written agreement required by Section 10.3(b) and elected to defend the Claim, the WCI Indemnitee shall have the right to assume control of the defense and/or compromise of such Claim, and the costs and expenses of such defense, including reasonable attorneys' fees, shall be added to the Claim to the extent provided under Nebraska law. The Indemnifying Party shall promptly, and in any event within thirty (30) days after demand therefor, reimburse the WCI Indemnitee for the costs of defending the Claim, including attorneys' fees and expenses.

               (d) The party assuming the defense of any Claim shall keep the other party reasonably informed at all times of the progress and development of its or their defense of and compromise efforts with respect to such Claim and shall furnish the other party with copies of all relevant pleadings, correspondence and other papers. In addition, the parties to this Agreement shall cooperate with each other and make available to each other and their representatives all available relevant records or other materials required by them for their use in defending, compromising or contesting any Claim. The failure to timely deliver a Claims Notice or otherwise notify the Indemnifying Party of the commencement of such actions in accordance with this Section 10.3 shall not relieve the Indemnifying Party from the obligation to indemnify hereunder but only to the extent that the Indemnifying Party establishes by competent evidence that it has been prejudiced thereby.

               (e) In the event both the WCI Indemnitee and the Indemnifying Party are named as defendants in an action or proceeding initiated by a third party, they shall both be represented by the same counsel (on whom they shall agree), unless such counsel the WCI Indemnitee, or the Indemnifying Party shall determine that such counsel has a conflict of interest in representing both the WCI Indemnitee and the Indemnifying Party in the same action or proceeding and the WCI Indemnitee and the Indemnifying Party do not waive such conflict to the satisfaction of such counsel.

        10.4 Survival of Representations, Warranties and Agreements. The representations and warranties of the parties contained in this Agreement and in any certificate, Exhibit or Schedule delivered pursuant hereto, or in any other writing delivered pursuant to the provisions of this Agreement (the "REPRESENTATIONS AND WARRANTIES") and the liability of the party making such Representations and Warranties for breaches thereof shall survive the consummation of the transactions contemplated hereby. The parties hereto in executing and delivering and in carrying out the provisions of this Agreement are relying solely on the representations, warranties, Schedules, Exhibits, agreements and covenants contained in this Agreement, or in any writing or document delivered pursuant to the provisions of this Agreement, and not upon any representation, warranty, agreement, promise or information, written or oral, made by any persons other than as specifically set forth herein or therein.

        10.5 No Exhaustion of Remedies or Subrogation; Right of Set Off. The Shareholders waive any right to require any WCI Indemnitee to (i) proceed against any Seller; (ii) proceed against any other person; or (iii) pursue any other remedy whatsoever in the power of any WCI Indemnitee. Buyer may, but shall not be obligated to, set off against any and all payments due any Shareholder pursuant to the Escrow Shares or under any other agreement, any amount to which any WCI Indemnitee is entitled to be indemnified hereunder with respect to any
10.1 Indemnity Event. Such right of set off shall be separate and apart from any and all other rights and remedies that the Indemnities may have against Shareholders or their successors.

11.     OTHER POST-CLOSING COVENANTS OF THE SHAREHOLDERS, WCI AND
        BUYER

        11.1 Restrictive Covenants. As to any Seller, the Shareholders and their Affiliates acknowledge that (i) WCI and Buyer, as the purchasers of the Corporations' Stock and the Assets, is and will be engaged in the same business as the Sellers (the "BUSINESS"); (ii) the Shareholders and their Affiliates are intimately familiar with the Business; (iii) the Business is currently conducted in the States of Nebraska and South Dakota and WCI and Buyer intends to continue the Business in Nebraska and South Dakota and intends, by acquisition or otherwise, to expand the Business into other geographic areas of Nebraska and South Dakota where it is not presently conducted; (iv) the Shareholders and their Affiliates have had access to trade secrets of, and confidential information concerning, the Business; (v) the agreements and covenants contained in this Section 11.1 are essential to protect the Business and the goodwill being acquired; and (vi) the Shareholders and their Affiliates have the means to support themselves and their dependents other than by engaging in a business substantially similar to the Business and the provisions of this Section 11 will not impair such ability. The Shareholders covenant and agree as set forth in
(a), (b) and (c) below with respect to each Seller:

               (a) Non-Compete. For a period commencing on the Closing Date and terminating five years thereafter (the "RESTRICTED PERIOD"), neither the Shareholders nor any of their Affiliates shall, anywhere in the State of Nebraska, north of the Platte River and south of the South Dakota border as well as any and all cities, villages and political subdivisions itemized on Exhibit A, and anywhere in the State of South Dakota, north of the South Dakota/Nebraska state line and south of Interstate 90 as well as any and all cities, villages or political subdivisions identified on Exhibit A, where Buyer or one of its subsidiaries owns or operates a business similar to the Business (the "RESTRICTED COUNTIES"), directly or indirectly, acting individually or as the owner, shareholder, partner, or employee of any entity, (i) engage in the operation of a solid waste collection, transporting, disposal and/or composting business, transfer facility, recycling facility, materials recovery facility or solid waste landfill; (ii) enter the employ of, or render any personal services to or for the benefit of, or assist in or facilitate the solicitation of customers for, or receive remuneration in the form of salary, commissions or otherwise from, any business engaged in such activities; (iii) as owner or lessor of real estate or personal property, rent to lease any facility, equipment or other assets to any business engaged in the same business as any Seller; or (iv) receive or purchase a financial interest in, make a loan to, or make a gift in support of, any such business in any capacity, including, without limitation, as a sole proprietor, partner, shareholder, officer, director, principal, agent, trustee or lender; provided, however, that any of the Shareholders may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange or NASDAQ, provided none of the Shareholders is a controlling person of, or a member of a group which controls, such business and further provided that the Shareholders do not, in the aggregate, directly or indirectly, own 2% or more of any class of securities of such business.

               (b) Confidential Information. During the Restricted Period and thereafter, the Shareholders and their Affiliates shall keep secret and retain in strictest confidence, and shall not use for the benefit of themselves or others, all data and information relating to the Business ("CONFIDENTIAL INFORMATION"), including without limitation, know-how, trade secrets, customer lists, supplier lists, details of contracts, pricing policies, operational methods, marketing plans or strategies, bidding information, practices, policies or procedures, product development techniques or plans, and technical processes; provided, however, that the term "Confidential Information" shall not include information that (i) is or becomes generally available to the public other than as a result of disclosure by the Shareholders or (ii) is general knowledge in the solid waste handling and landfill business and not specifically related to the Business.

               (c) Property of the Business. All memoranda, notes, lists, records and other documents or papers (and all copies thereof) relating to the Business, including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Shareholders or any Seller or made available to them relating to the Business, but excluding any materials (other than the minute books of any Corporation) maintained by any attorneys for the Sellers or the Shareholders prior to the Closing, are and shall be the property of WCI or Buyer and have been delivered or will be delivered or made available to WCI or Buyer at the Closing.

               (d) Non-Solicitation. Without the consent of WCI, which may be granted or withheld by WCI in its discretion, the Shareholders and their Affiliates shall not solicit any employees of WCI, Buyer or their Affiliates to leave the employ of WCI, Buyer or their Affiliates and join the Shareholders or any Affiliate in any business endeavor owned or pursued by the Shareholders.

               (e) No Disparagement. From and after the Closing Date, none of the Shareholders shall, in any way or to any person or entity or governmental or regulatory body or agency, denigrate or derogate WCI, Buyer or any of its subsidiaries, or any officer, director or employee, or any product or service or procedure of any such company whether or not such denigrating or derogatory statements shall be true and are based on acts or omissions which are learned by the Shareholders from and after the date hereof or on acts or omissions which occur from and after the date hereof, or otherwise. A statement shall be deemed denigrating or derogatory to any person or entity if it adversely affects the regard or esteem in which such person or entity is held by investors, lenders or licensing, rating, or regulatory entities. Without limiting the generality of the foregoing, none of the Shareholders shall, directly or indirectly in any way in respect of any such company or any such directors or officers, communicate with, or take any action which is adverse to the position of any such company with any person, entity or governmental or regulatory body or agency who or which has dealings or prospective dealings with any such company or jurisdiction or prospective jurisdiction over any such company. This paragraph does not apply to the extent that testimony is required by legal process, provided that WCI has received not less than five days' prior written notice of such proposed testimony.

        11.2 Rights and Remedies Upon Breach. If any of the Shareholders or any Affiliate breaches, or threatens to commit a breach of, any of the provisions of
Section 11.1 herein (the "RESTRICTIVE COVENANTS"), WCI and Buyer shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to WCI and Buyer at law or in equity:

               (a) Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to WCI and Buyer and that money damages would not provide an adequate remedy to WCI and Buyer. Accordingly, in addition to any other rights or remedies, WCI and Buyer shall be entitled to injunctive relief to enforce the terms of the Restrictive Covenants and to restrain the Shareholders from any violation thereof.

               (b) Accounting. The right and remedy to require the Shareholders to account for and pay over to WCI or Buyer all compensation, profits, monies, accruals, increments or other benefits derived or received by the Shareholders as the result of any transactions constituting a breach of the Restrictive Covenants.

               (c) Severability of Covenants. The Shareholders acknowledge and agree that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

               (d) Blue-Penciling. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall reduce the duration or scope of such provision, as the case may be, to the extent necessary to render it enforceable and, in its reduced form, such provision shall then be enforced.

               (e) Enforceability in Jurisdiction. WCI, Buyer and the Shareholders intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographic scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of WCI, Buyer and the Shareholders that such determination not bar or in any way affect WCI or Buyer's right to the relief provided above in the courts of any other jurisdiction within the geographic scope of the Restrictive Covenants as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

12.     TERMINATION OF AGREEMENT

        12.1   Termination Date.

               (a) If the Closing Date has not occurred by August 31, 1998, this Agreement shall be terminated at 5:00 p.m., Pacific Time, August 31, 1998, unless the Sellers have not then obtained all of the consents required by
Section 6.7, in which event this Agreement shall terminate 10 days after the later of (i) if any such consent is denied, the latest time for filing any appeal or further appeal of such denial has lapsed; (ii) if any such consent is denied and such denial is appealed, the day the last appeal of such denial has been dismissed, refused or decided adversely to any Seller; and (iii) notice by WCI.

               (b) This Agreement may be terminated at any time prior to the Closing Date:

                      (i) by WCI or Buyer, by written notice to the Sellers and
               the Shareholders if the representations and warranties of the Sellers and the Shareholders shall not have been true and correct in all respects as of the date when made; or

                      (ii) by the Sellers and the Shareholders by written notice to WCI if the representations and warranties of Buyer shall not have been true and correct in all respects as of the date when made.

        12.2 Notice and Effect of Termination. On termination of this Agreement, the transactions contemplated herein shall forthwith be abandoned and all continuing obligations and liabilities of the parties under or in connection with this Agreement shall be terminated and of no further force or effect; provided, however, that nothing herein shall relieve any party from liability for any misrepresentation, breach of warranty or breach of covenant contained in this Agreement prior to such termination.

        12.3 Exclusive Negotiations. Following execution of this Agreement, the Sellers and the Shareholders shall not, and the Shareholders shall not permit any Seller or any Seller's employees or agents, or in the case of a Corporation, any Corporation's officers of directors to, initiate, negotiate or discuss with any other person or entity the possible sale of all or substantially all of the Assets, or substantially all of the assets of the business or stock of any Corporation, or to effect the merger of any Corporation with any party other than Buyer. The Shareholders hereby confirm that no person or entity presently has or may acquire any rights to purchase or otherwise acquire the Assets or the assets or stock of any Corporation.

13.     GENERAL

        13.1 Additional Conveyances. Following the Closing, the Shareholders and Buyer shall each deliver or cause to be delivered at such times and places as shall be reasonably agreed upon such additional instruments as Buyer or the Shareholders may reasonably request for the purpose of carrying out this Agreement. The Shareholders will cooperate with WCI, Buyer and/or the Sellers on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings or disputes of any nature with respect to matters pertaining to all periods prior to the date of this Agreement.

        13.2 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, the successors or assigns of WCI, Buyer and the heirs, legal representatives or assigns of the Shareholders; provided, however, that any such assignment shall be subject to the terms of this Agreement and shall not relieve the assignor of its responsibilities under this Agreement. Buyer may assign some or all of its rights hereunder to another affiliate of WCI.

        13.3 Public Announcements. Except as required by law, no party shall make any public announcement or filing with respect to the transactions provided for herein prior to the Closing Date without the prior consent of the other parties hereto.

        13.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

        13.5 Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if in writing and either delivered personally, sent by facsimile transmission or by air courier service, or mailed by postage prepaid registered or certified U.S. mail, return receipt requested, to the addresses designated below or such other addresses as may be designated in writing by notice given hereunder, and shall be effective upon personal delivery or facsimile transmission thereof or upon delivery by registered or certified U.S. mail or one business day following deposit with an air courier service:

            If to the Shareholders:  at their respective addresses set forth on
                                     Schedule 3.2

                    With a copy to:  Peetz & Peetz
                                     126 North Fourth Street
                                     O'Neill, Nebraska 68763
                                     Attention:  Forrest Peetz, Esq.
                                     Facsimile:  (402) 336-3384



                If to WCI or Buyer:  Waste Connections, Inc.
                                     2260 Douglas Boulevard, Suite 280
                                     Roseville, California 95661
                                     Attention:  Ronald J. Mittelstaedt
                                     Facsimile:  (916) 772-2920

                    With a copy to:  Shartsis, Friese & Ginsburg LLP
                                     One Maritime Plaza, 18th Floor
                                     San Francisco, California 94111
                                     Attention:  Robert D. Evans, Esq.
                                     Facsimile:  (415) 421-2922

        13.6 Attorneys' Fees. In the event of any dispute or controversy between WCI or Buyer on the one hand and any Seller or the Shareholders on the other hand relating to the interpretation of this Agreement or to the transactions contemplated hereby, each party shall pay its own attorneys' fees and expenses incurred in connection with such dispute or controversy. Such award shall include post-judgment attorney's fees and costs.

        13.7 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska without regard to its conflict of laws provisions.

        13.8 Payment of Fees and Expenses. Whether or not the transactions herein contemplated shall be consummated, each party hereto will pay its own fees, expenses and disbursements incurred in connection herewith and all other costs and expenses incurred in the performance and compliance with all conditions to be performed hereunder (including, in the case of the Shareholders, any such fees, expenses and disbursements paid or accrued by, or charged to, any Corporation).

        13.9 Incorporation by Reference. All Schedules and Exhibits attached hereto are incorporated herein by reference as though fully set forth at each point referred to in this Agreement.

        13.10 Captions. The captions in this Agreement are for convenience only and shall not be considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.

        13.11 Number and Gender of Words; Sellers. Whenever the singular number is used herein, the same shall include the plural where appropriate, and shall apply to all of such number, and to each of them, jointly and severally, and words of any gender shall include each other gender where appropriate.

        13.12 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the entire Agreement and understanding between the Sellers, the Shareholders, WCI and Buyer and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the Sellers, the Shareholders (or the Shareholders' Representative on their behalf), Great Plains, WCI and Buyer acting through its officers, thereunto duly authorized by its Board of Directors.

        13.13 Waiver. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

        13.14 Construction. The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Unless expressly set forth otherwise, all references herein to a "day" are deemed to be a reference to a calendar day. All references to "BUSINESS DAY" mean any day of the year other than a Saturday, Sunday or a public or bank holiday in California or Nebraska. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document.

14.     ARBITRATION AND DISPUTE RESOLUTION.

        THE PARTIES WAIVE THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING ANY RIGHT TO A JURY TRIAL, WITH RESPECT TO ANY DISPUTE CONCERNING DETERMINATION OF THE ADJUSTMENTS TO THE PURCHASE PRICE UNDER SECTIONS 1.5(a) AND 1.7 ONLY. The parties agree that in the event Buyer and the Shareholders' Representative are unable to resolve a dispute concerning determination of the Adjustments to the Purchase Price, such dispute shall be resolved exclusively by arbitration to be conducted in O'Neill, Nebraska in accordance with the provisions of Nebraska statutes for arbitration of civil disputes. Either party may appoint an arbitrator and give notice to the other party. Within ten (10) days of receipt of such notice the other party shall appoint an arbitrator and the two arbitrators so appointed shall, within ten (10) days of appointment of the second arbitrator, appoint a third arbitrator. All three arbitrators shall be attorneys or certified public accountants with at least ten (10) years experience in the handling of business sales and acquisitions of a similar nature to the present transaction.

        The three arbitrators shall conduct a hearing and shall issue an award which shall be final and binding on the parties, and judgment may be entered on it in any court of competent jurisdiction as otherwise provided by law. In no event shall the arbitrators award punitive damages. The preceding portion of this Section does not apply to any dispute relating to any other provision of the Agreement, or to any other aspect of the transactions contemplated herein, and such other disputes may be resolved by the parties by any means available, including without limitation court action and a jury trial. The parties expressly do not waive any right to pursue any remedy available with respect to any dispute other than one concerning determination of the adjustments to the Purchase Price under Sections 1.5(a) and 1.7, and expressly do not waive the right to trial with respect any other dispute.

15.     GLOSSARY

        The definitions of the terms used below can be found at the Section indicated:


                Term                                  Section
                Act                                   Section 3.38
                Affiliate                             Section 3.11
                Assets                                Section 1.2
                Balance Sheet Date                    Section 3.7
                Betty                                 Parties
                Brad                                  Parties
                Business                              Section 11.1
                Buyer                                 Parties
                Assumed Contracts                     Section 1.2(b)
                business day                          Section 13.14


                Claim                                 Section 10.3
                Claims Notice                         Section 7.3(a)
                Closing                               Section 2
                Closing Date                          Section 2
                Closing Date Accounts Receivable      Section 1.5(a)
                Closing Date Current Assets           Section 3.22(b)
                Closing Date Current Liabilities      Section 3.22(b)
                Closing Date Debt                     Section 3.22(a)
                Collection Franchises                 Section 3.10(a)
                Confidential Information              Section 11.1(b)
                Contingent Purchase Price             Section 1.1
                Corporations                          Parties
                Corporations' Stock                   Third Recital
                Darin                                 Delivery Date
                Parties                               Section 1.7(d)
                EBITDA Requirement                    Section 1.7(c)
                Environmental Laws                    Section 3.24
                Environmental Site                    Section 10.1(b)
                Environmental Site Losses             Section 10.1
                Environmental Site Losses             Section 10.1(b)
                ERISA                                 Section 3.17(a)
                Escrow Agent                          Section 1.7(a)
                Escrow Agreement                      Section 1.7(a)
                Excluded Assets                       Section 1.9
                Excluded Liabilities                  Section 1.4
                Facility                              Section 3.10(c)
                Facilities                            Section 3.10(c)
                Facility Property                     Section 3.10(c)(iii)
                Facility Surveys/Site Plans           Section 3.10(c)(iii)
                Financial Statements                  Section 3.7
                Garry                                 Parties
                General Deductible Amount             Section 10.2(a)
                Governmental Consents                 Section 3.10(a)
                Governmental Permits                  Section 3.10(a)
                Great Plains                          Parties
                Great Plains Shareholder              Section 1.7(d)
                Great Plains Shares                   Section 1.7(d)
                Hazardous Material                    Section 3.24(e)
                Hazardous Waste                       Section 3.24(e)
                Escrow Shares                         Section 1.7(a)
                Indemnifying Party                    Section 10.3(a)
                Indemnity Events                      Section 10.1
                Key Managers                          Section 8.1
                knowledge                             Section 3.36
                Kristie Parties Laws                  Section 3.24



                Lee                                   Parties
                Les                                   Parties
                Option                                Section 1.7(d)
                Owner                                 Parties
                Permitted Liens                       Section 3.12(c)
                Property                              Section 3.12(b)
                Purchase Price                        Section 1.1
                Purchased Trucks                      Section 1.2(a)
                RCRA                                  Section 3.24(a)
                Recipient                             Section 3.17(c)
                Records, Notifications and Reports    Section 3.10(b)
                Release                               Section 10.1(b)
                Representations and Warranties        Section 10.4
                Request Period                        Section 1.7(d)
                Restricted Counties                   Section 11.1(a)
                Restricted Period                     Section 11.1(a)
                Restrictive Covenants                 Section 8.2
                Required Governmental Consents        Section 3.10(a)
                Roma                                  Parties
                SEC                                   Section 3.38(g)
                Sellers                               Parties
                Shareholders                          Parties
                Shares                                Section 1.2(b)
                Sheri                                 Parties
                Signing Date                          Section 1.6
                South Dakota Business                 Second Recital
                Test Date                             Test Period
                Section 1.7(e)                        Section 1.7(c)
                UST                                   Section 3.26
                Value of the Shares                   Section 1.5(b)
                WCI Indemnitees                       Section 10.1
                WCI                                   Parties
                WCI Stock                             Section 1.2(b)
                Working Capital Adjustment            Section 1.7(b)

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons thereunto duly authorized as of the date first above written.


                              WCI:      WASTE CONNECTIONS, INC.

                                        By:
                                           ----------------------------------
                                            Ronald J. Mittelstaedt, President


                            BUYER:      WASTE CONNECTIONS OF NEBRASKA, INC.


                                        By:
                                           ----------------------------------
                                            Ronald J. Mittelstaedt, President


                          SELLERS:      J & J SANITATION INC.


                                        By:
                                           ----------------------------------
                                              Garry L. Jeffords, President



                                        BIG RED ROLL OFF INC.


                                        By:
                                           -----------------------------------
                                               Darin R. Mueller, President



                                           -----------------------------------
                                                    Garry L. Jeffords


                                           -----------------------------------
                                                   Darin R. Mueller



                                           -----------------------------------
                                                   Leslie J. Jeffords



                                           -----------------------------------
                                                   Leland J. Jeffords

                     SHAREHOLDERS:

                                           -----------------------------------
                                                  Garry L. Jeffords





                                           -----------------------------------
                                                   Darin R. Mueller




                                           -----------------------------------
                                                   Leslie J. Jeffords




                                           -----------------------------------
                                                  Leland J. Jeffords




                                           -----------------------------------
                                                     Bradley Rowan

                     GREAT PLAINS:         GREAT PLAINS RECYCLING, INC.


                                           By:
                                              --------------------------------
                                                Garry L. Jeffords, President


        GREAT PLAINS SHAREHOLDERS:



                                           -----------------------------------
                                                     Garry L. Jeffords




                                           -----------------------------------
                                                    Darin R. Mueller




                                           -----------------------------------
                                                   Leslie J. Jeffords




                                           -----------------------------------
                                                   Leland J. Jeffords




                                           -----------------------------------
                                                   Roma L. Jeffords

                                           -----------------------------------
                                                     Kristie K. Mueller




                                           -----------------------------------
                                                     Sheri L. Jeffords




                                           -----------------------------------
                                                       Betty L. Hargis

                        [SAMPLE FORM FOR EACH SIGNATORY]

CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT
=================================================================================================================================
STATE OF                                                       )                                OPTIONAL SECTION
                                                               )                           CAPACITY CLAIMED BY SIGNER
COUNTY OF                                                      )                      Though statute does not require the Notary
          -----------------------------------------
                                                                                      to fill in the data below, doing so may
On ______________________, 1998 before me, ________________________, Notary           prove invaluable to persons relying on the
Public, personally appeared ______________________________,                           document.

[ ] personally known to me - OR - [ ]  proved to me on the basis of satisfactory      [ ]  INDIVIDUAL
                                       evidence to be the person(s) whose             [ ]  CORPORATE OFFICER(S)
                                       names(s) is/are subscribed to the within          ----------------------------------------
                                       instrument and acknowledged to me that                     TITLE(S)
                                       he/she/they executed the same in his/her/      [ ]  PARTNER(S)[ ] LIMITED
                                       their authorized capacity(ies), and that                      [ ] GENERAL
                                       by his/her/their signature(s) on the           [ ]  ATTORNEY-IN-FACT
                                       instrument the person(s), or the entity        [ ]  TRUSTEE(S)
                                       upon behalf of which the person(s) acted,      [ ]  GUARDIAN/CONSERVATOR
                                       executed the instrument.                       [ ]  OTHER:
                                                                                                 --------------------------------
                                       WITNESS my hand and official seal.                        --------------------------------
                                                                                      SIGNER IS REPRESENTING:
                                                                                      (NAME OF PERSON(S) OR ENTITY(IES))
                                       ----------------------------------------       -------------------------------------------
                                              (SIGNATURE OF NOTARY)                   -------------------------------------------

============================================================================================================================
                                                          OPTIONAL SECTION

THIS CERTIFICATE MUST BE ATTACHED TO               TITLE OR TYPE OF DOCUMENT
THE DOCUMENT DESCRIBED AT                                                    -----------------------------------------------
RIGHT:                                             NUMBER OF PAGES          DATE OF DOCUMENT
      ---------------------------------                            -----                ------------------------------------
Though the data requested here is not
required by law, it could prevent fraudulent
reattachment of this form.                         SIGNER(S) OTHER THAN NAMES ABOVE
                                                                                   -----------------------------------------
============================================================================================================================